UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CVB FINANCIAL CORP.

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CVB FINANCIAL CORP.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, MAY 23, 2018

TO OUR SHAREHOLDERS:

The 2018 annual meeting of shareholders of CVB Financial Corp. will be held at the Ontario Convention Center, located at 2000 East Convention Center Way, Ontario, CA 91764, on Wednesday, May 23, 2018, at 8:00 a.m. local time.

At our meeting, we will ask you to act on the following matters:

1.	Election of Directors. Elect eight persons to the Board of Directors to serve a term of one year and until their successors are elected and qualified. The following eight persons are our nominees:

George A. Borba, Jr.	Kristina M. Leslie
Stephen A. Del Guercio	Christopher D. Myers
Rodrigo Guerra, Jr.	Raymond V. O’Brien III
Anna Kan	Hal W. Oswalt

2.	Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of KPMG LLP as our independent registered public accountants for 2018.

3.	Advisory Compensation Vote. Consider an advisory (non-binding) proposal to approve the compensation of our named executive officers (“Say-On-Pay”).

4.	2018 Equity Incentive Plan. Approve the CVB Financial Corp. 2018 Equity Incentive Plan.

5.	Other Business. Transact any other business that properly comes before the meeting.

Our Bylaws provide for the nomination of directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.”

Additional information regarding procedures for shareholders recommending nominees for directors is set forth below under the heading “Consideration of Shareholder Nominees.”

If you were a shareholder of record at the close of business on March 29, 2018, you may vote at the annual meeting or at any postponement or adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials

for the 2018 Annual Meeting of Shareholders to Be Held on May 23, 2018:

This Proxy Statement, our 2017 Annual Report and our Annual Report on Form 10-K for the fiscal year 2017 are available on the Internet at: http://www.cbbank.com/annualmaterials.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO PLEASE VOTE BY INTERNET OR TELEPHONE, OR TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IF YOU RECEIVED A PAPER COPY OF THIS PROXY STATEMENT AND A PROXY CARD, PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

Myrna L. DiSanto
Dated: April 6, 2018	Corporate Secretary

CVB FINANCIAL CORP.

PROXY STATEMENT

CVB FINANCIAL CORP.

701 North Haven Avenue, Suite 350

Ontario, California 91764

(909) 980-4030

This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 23, 2018, beginning at 8:00 a.m., local time, at the Ontario Convention Center, located at 2000 East Convention Center Way, Ontario, CA 91764, and at any postponements or adjournments of the meeting. CVB Financial Corp. is a bank holding company whose principal subsidiary is Citizens Business Bank. CVB Financial Corp. and Citizens Business Bank are sometimes referred to collectively in this proxy statement as the “Company.”

PROXY STATEMENT SUMMARY

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

Annual Meeting of Shareholders

Time and Date:	8:00 a.m., PDT, May 23, 2018

Place:	Ontario Convention Center
2000 East Convention Center
Way, Ontario, CA 91764

Record Date:	Shareholders as of the close of business on March 29, 2018

Admission/ Audio Webcast:	Please follow the instructions contained in “Questions and Answers about the Annual Meeting and Voting” on page 63.

On April 6, 2018, we posted on our website at: www.cbbank.com/Investors/AnnualMeetingMaterials, and began mailing to shareholders who requested paper copies, this proxy statement, our 2017 Annual Report and our Annual Report on Form 10-K for 2017.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference
1. Election of Directors	FOR EACH NOMINEE	6
2. Ratification of Independent Registered Public Accounting Firm	FOR	51
3. Say on Pay	FOR	53
4. 2018 Equity Incentive Plan	FOR	53

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Our Board of Directors is committed to good business practices, transparency in financial reporting and the highest levels of corporate governance. To that end, the Board of Directors has adopted Corporate Governance Guidelines, which among other things, provide for:

•	At least a majority of independent directors;
•	Audit, compensation and nominating and corporate governance committees consisting solely of independent directors;
•	Periodic executive sessions of non-management directors and Audit Committee directors;
•	An annual self-evaluation process for the Board of Directors and its committees;
•	Ethical conduct of directors;
•	Director access to officers and employees;
•	Director access to independent advisors;
•	Periodic review of management’s succession plan; and
•	Methodology for reporting concerns to non-employee directors or the Audit Committee.

A copy of our Corporate Governance Guidelines is available on our website at www.cbbank.com by clicking the tab “Investors,” “Corporate Overview” and then “Governance Documents.”

Board Composition

Pursuant to Article III, Section 3.3(a) of the Bylaws of CVB Financial Corp., as amended on June 21, 2006, the authorized number of directors of the Company has been established as not less than seven or more than thirteen, with the exact number within those limits to be set by the Board of Directors by resolution. The current number of directors is set at eight persons. As previously announced in a Form 8-K filed with the SEC on February 26, 2018, upon consummation of the proposed merger between the Company and Community Bank, one additional director who previously served on the board of directors of Community Bank would be appointed to the respective Boards of Directors of CVB Financial Corp. and its principal banking subsidiary, Citizens Business Bank, at which point our Board would consist of nine directors.

Board Selection Process

We have established a Nominating and Corporate Governance Committee. This committee assists the Board of Directors in director selection, as well as review and consideration of developments in corporate governance practices. This committee also recommends to the Board of Directors director nominees for each Board of Directors committee, and reviews any director candidates submitted by shareholders. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholder(s) utilizing the same criteria as candidates identified by the Committee itself.

The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current members of the Board of Directors. The Nominating and Corporate Governance Committee has the authority to utilize, and from time to time engages, third party advisors, as appropriate, to assist it in fulfilling its Board of Directors selection function, although no such advisors were engaged by the Nominating and Corporate Governance Committee for this purpose in 2017. Services provided by third party advisors generally include identifying and assessing potential director candidates meeting criteria established by the Nominating and Corporate Governance Committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a Board member.

The Nominating and Corporate Governance Committee considers the entire makeup of the Board of Directors when making its nominating recommendations to the full Board of Directors, including tenure, experience and skillset. In identifying and evaluating nominees for director, the goals of the Nominating and Corporate Governance Committee include maintaining a strong and experienced Board of Directors by continually assessing the Board of Directors’ business background, current responsibilities, community involvement, independence, commitment to CVB Financial Corp. (including meaningful ownership of our common stock with a market value of at least $100,000) and time available for service. The Nominating and Corporate Governance Committee also considers diversity of viewpoints, background, experience (including skill diversity) and other demographics in the selection of nominees.

Other important factors the Nominating and Corporate Governance Committee will consider in evaluating nominees include current knowledge of and contacts in CVB Financial Corp.’s industry (banking) and other industries relevant to CVB Financial Corp.’s business, and ability to work together with other members of the Board of Directors. Members of the Company’s Board also serve on the Board of Citizens Business Bank.

In 2017, our Board of Directors, acting on the recommendation of our Nominating and Corporate Governance Committee, amended our mandatory retirement policy for members of the Board of Directors. This policy provides that any Board member who reaches his or her 75th birthday would be permitted to serve out the remainder of his or her then-current one-year term, but would be ineligible to be renominated for re-election.

Mr. Robert M. Jacoby, C.P.A. announced his retirement from our Board of Directors in February 2017, and his term ended on the date of our 2017 annual shareholders’ meeting, which was May 17, 2017. Mr. Rodrigo Guerra, Jr. was appointed to our Board of Directors, effective July 1, 2017.

Board Leadership Structure and Risk Oversight

The business and affairs of CVB Financial Corp. and Citizens Business Bank are managed under the direction of our Board of Directors. The Board of Directors has historically separated the role of Chief Executive Officer and Chairman of the Board. We believe this structure, together with our other strong corporate governance practices, provides robust independent oversight of management while ensuring clear strategic alignment throughout the Company. Mr. Raymond V. O’Brien III was elected by the Board of Directors as the Chairman of the Board, effective on January 1, 2015. Mr. O’Brien had previously served as a director of CVB Financial Corp. and Citizens Business Bank since 2012 and as Vice-Chairman of the Board since March 2014. Mr. George A. Borba, Jr., who has served as a director of CVB Financial Corp. and Citizens Business Bank since 2012, continues to serve as our Vice-Chairman of the Board. Christopher D. Myers currently serves as our President and Chief Executive Officer and as one of our directors.

Separate board committees exist at CVB Financial Corp. and Citizens Business Bank, each of which is responsible for supervising various areas of responsibility or risk. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee exist at CVB Financial Corp. The Balance Sheet Management Committee, Loan Committee, Risk Management Committee and Trust Services Committee exist at Citizens Business Bank. All of the committees meet regularly and report to the full Board of Directors.

The Board of Directors is charged with providing oversight of the Company’s risk management policies and processes. In accordance with the rules and regulations of the NASDAQ Stock Market, the Audit Committee is primarily responsible for overseeing the risk management function at CVB Financial Corp. on behalf of the Board of Directors.

The Risk Management Division of Citizens Business Bank conducts periodic monitoring of compliance efforts with a special focus on those areas that expose the Bank to compliance risk. The purpose of the periodic monitoring is to ensure that Citizens Business Bank associates and business practices are adhering to established policies and procedures. The Chief Risk Officer of Citizens Business Bank notifies the appropriate department head, the Management Compliance Committee, the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp. of any significant violations noted.

Our board committees meet periodically with the various members of management and receive comprehensive reports on risk management, including management’s assessment of risk exposures (including risks related to liquidity, market sensitivity, credit, cybersecurity, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. From time to time, the committees also receive updates between meetings from members of management relating to risk oversight matters. The Risk Management Committee of Citizens Business Bank is presented with a report on enterprise risk management by management on at least a quarterly basis, and this report is shared and discussed with the full Board of Directors.

In addition to the Risk Management Committee of Citizens Business Bank and the Audit Committee of CVB Financial Corp., other committees of the Board of CVB Financial Corp. consider the risks within their areas of responsibility. For example, the Compensation Committee of CVB Financial Corp. considers the risks that may be implicated by our executive compensation programs, including our Executive Incentive Plan. For a discussion of the Compensation Committee’s review of CVB Financial Corp.’s senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Committee Report — Discussion of Compensation Policies and Practices Related to Risk Management” in this proxy statement.

Consideration of Shareholder Nominees

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. In evaluating nominees, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Selection Process” above that it uses for nominees who come to its attention from persons other than current members of the Board of Directors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.

701 N. Haven Avenue, Suite 350

Ontario, California 91764

Shareholders should include in such recommendation (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of CVB Financial Corp. owned by each proposed nominee and the notifying shareholder; (d) the name and residence address of the notifying shareholder; and (e) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVB Financial Corp. Board of Directors and will serve as a member of the CVB Financial Corp. Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on CVB Financial Corp.’s Board of Directors. This Charter is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

In addition, our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. For a description of the process, see the “Notice of 2018 Annual Meeting of Shareholders” included herein.

Executive Sessions

Executive sessions of independent directors are held at least six times a year. The person who presides at these meetings is typically our Chairman of the Board who is also an independent director.

Attendance at Annual Meetings

The Board of Directors encourages all of its members to attend the annual meeting of shareholders. All of our directors who were directors at the time attended the 2017 annual meeting of shareholders.

Communications with the Board of Directors

Shareholders wishing to contact CVB Financial Corp.’s Board of Directors, including a committee of the Board of Directors, may do so by writing to the following address to the attention of the Board of Directors or a committee of the Board of Directors at:

Board of Directors

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

Confidential communications may be sent through the Internet by logging on to http://www.reportit.net and entering the username: “Citizens” and the password: “Citizens.” All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the communication is intended only for a specific committee. CVB Financial Corp.’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees. This log is available for inspection by the members of the Board of Directors.

Executive Officers

Biographical information about all of our named executive officers is contained under Item 1 of our Annual Report on Form 10-K, a copy of which is being mailed with this proxy statement or, as referenced in the Notice, is available on the SEC’s website at http://www.sec.gov and at www.cbbank.com/annualmaterials.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:

ELECTION OF DIRECTORS

We have nominated eight directors for election at the annual meeting of shareholders. As noted above, Rodrigo Guerra, Jr. was appointed to our Board of Directors, effective July 1, 2017, to replace Robert M. Jacoby, who retired at our annual meeting on May 17, 2017.

We have nominated the persons named below, all of whom are present members of CVB Financial Corp.’s Board of Directors, for election to serve until our 2019 annual meeting of shareholders and until their successors have been elected and qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. Proxy holders will cast their votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. Proxies cannot be voted for a greater number of individuals than the number of nominees named.

Each of our Board members was nominated based on the assessment of our Nominating and Corporate Governance Committee and our Board of Directors that the nominees have demonstrated an ability to make meaningful contributions to the oversight of our business and affairs, have a reputation for honesty and ethical conduct in their personal and professional activities, and share independence, experience and sufficient communication and analytical skills.

The Nominees

The directors standing for reelection are:

					Committee Memberships

					CVBF Board Committees			CBB Board Committees

Name Current Position	Age	Occupation	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Balance Sheet Management	Loan	Risk Management	Trust Services

Raymond V. O’Brien III Chairman of the Board	61	Chief Executive Officer, Cal Plate, Inc.	2012	YES	•	Chair	Chair	Chair	•	•	•

George A. Borba, Jr. Vice Chairman of the Board	50	Partner, George Borba & Son Dairy, L.P.; President, Belonave Dairy; President, 5 Mile Ranch LLC	2012	YES		•	•	•	•	•	Chair

Stephen A. Del Guercio Director	56	Partner, Demetriou, Del Guercio, Springer & Francis, LLP	2012	YES	•	•	•	•		Chair	•

Rodrigo Guerra, Jr. Director	62	Retired Partner, Skadden, Arps, Slate, Meagher & Flom LLP	2017	YES	•	•	•	•		•	•

Anna Kan Director	44	Chief Executive Officer, Mustard Seed Enterprises, Inc.	2016	YES	•	•	•	•		•	•

Kristina M. Leslie Director	53	Retired Finance Executive	2015	YES	Chair	•	•	•		•	•

Christopher D. Myers Director, President and Chief Executive Officer	56	President and Chief Executive Officer, CVB Financial Corp.	2006	NO				•	Chair	•	•

Hal W. Oswalt Director	70	President and Chief Executive Officer, Oswalt Consulting	2014	YES	•	•	•	•		•	•

Seven of our eight nominees were elected at the 2017 annual meeting of shareholders, and one nominee (Rod Guerra, Jr.) was appointed effective July 1, 2017. Although each of the nominees was selected based on the entirety of his or her experience and skills, the following sets forth certain specific qualifications for directorship for each of our directors:

George A. Borba, Jr. is Vice-Chairman of the Board and has served on our Board since 2012. Mr. Borba, a dairy farmer, became a partner in George Borba and Son Dairy in 1990. He is currently President of Belonave Dairy and 5 Mile Ranch LLC, in Bakersfield, California, which together represent one of the larger dairy operations in the State of California, and The Almond Branch, LLC. Mr. Borba earned a B.S. in Agricultural Business Management with a concentration in Finance from the California Polytechnic University in San Luis Obispo. He has served on various boards in San Bernardino and Kern Counties and is active in the Bakersfield community. Currently, Mr. Borba serves as a board member of Bethany Homeless Shelter and the Alliance Against Family Violence and Sexual Assault. Mr. Borba brings to our Board a deep understanding of the dairy and agricultural industries, which are significant components of Citizens Business Bank’s loan portfolio, as well as strong connections with the business community in the Central Valley of California, which is an important region for Citizens Business Bank’s current and potential future growth.

Stephen A. Del Guercio has served on our Board since 2012. Mr. Del Guercio is presently a partner with the law firm of Demetriou, Del Guercio, Springer & Francis, LLP. He was admitted to the California Bar in 1986. His practice areas include real estate and corporate transactional law, serving mid-sized businesses and high net worth individuals. He received his B.A. from the University of Southern California, graduating magna cum laude in 1983, and he received his J.D. from the University of Southern California Law School, graduating Order of the Coif in 1986. Mr. Del Guercio served on the City Council of the City of La Canada Flintridge from 2001 to 2013, including three one-year terms as Mayor. He is also involved with various community and charitable organizations in the greater Pasadena and Los Angeles areas. Mr. Del Guercio’s qualifications to sit on the Board include his legal and financial experience and his extensive relationships in the business community in the San Gabriel Valley, which is another key region for Citizens Business Bank.

Rodrigo Guerra, Jr. was appointed as a director of CVB Financial Corp. and Citizens Business Bank effective July 1, 2017. Mr. Guerra is a retired partner at the law firm of Skadden, Arps, Slate, Meagher & Flom, where he worked from 1983 until 2016. During his 33 years at the firm, he represented leading companies, investment banks and institutional investors in a broad range of corporate transactions, including corporate finance, mergers and acquisitions, and restructurings. He also specialized in counseling corporations and their officers and directors on securities and corporate governance matters, with particular expertise in advising special committees of directors in conflict situations. Mr. Guerra has also served as a Commissioner on the Los Angeles County Local Government Services Commission and as a board member of the Los Angeles Center for Law & Justice, Polytechnic School and Descanso Gardens. He received his B.A. from Stanford University in 1978, and his M.B.A. and J.D. from UCLA in 1982. Mr. Guerra’s qualifications to sit on our Board include his deep expertise in corporate and securities law, mergers and acquisitions, and corporate governance matters, as well as his strong connections with the greater Los Angeles business and legal communities.

Anna Kan was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2016. Ms. Kan is the co-founder of Mustard Seed Enterprises, Inc., a private investment company that is dedicated to providing capital, expertise and guidance for early stage companies in the consumer products, manufacturing and service industries. Previously, Ms. Kan served as the President and CEO of privately held Formosa Meat Company (dba Golden Island Jerky) from 1997 to 2013. Under her leadership, the company achieved seventeen consecutive years of growth. In 2013, Ms. Kan negotiated a successful sale of the company to Hillshire Brands. Today, Ms. Kan serves as Chairwoman of the Board of California Manufacturing Technology Consulting (CMTC), the largest Manufacturing Extension Center in the U.S.

which, in partnership with the U.S. Department of Commerce, is dedicated to serving and promoting U.S. manufacturing. In addition, she is an avid speaker and writer and has been on Fox News, Bloomberg and numerous industry interviews. She also mentors many entrepreneurs and businesses. Ms. Kan earned her Bachelors of Arts degree in communication studies from the University of Iowa and received her Executive Masters of Business Administration from the Kellogg School of Management, Northwestern University. Ms. Kan’s qualifications to sit on our Board include her organizational and strategic planning expertise in innovation and growth and her deep customer insight.

Kristina M. Leslie was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2015. Ms. Leslie began her career at Paramount Communications in New York, serving in a variety of financial management roles, including treasury, investor relations and strategic planning. Following the acquisition of Paramount by Viacom, Ms. Leslie served as Director of Financial Planning for Viacom with responsibility for financial and strategic planning for Paramount Pictures, Madison Square Garden and Simon and Schuster. In 1996, Ms. Leslie relocated to California to join DreamWorks as Head of Strategic Planning and Corporate Finance, where she oversaw financial planning, strategic partnerships and investor and banking relationships. She became Chief Financial Officer of DreamWorks in 2003 and led the $840 million initial public offering of DreamWorks Animation in 2004. She continued to serve as DreamWorks’ CFO until her retirement in 2007. Additionally, Ms. Leslie is a Director of Blue Shield of California, serving as Chairman of its Audit Committee, and as a member of its Finance and Investment and Quality Improvement Committees. She is a Director and Chairman of the Audit Committee of Glassdoor, Inc., an online job and recruiting marketplace. Ms. Leslie is also a trustee at Flintridge Preparatory School in La Canada, California. Ms. Leslie earned her Bachelor of Arts degree in Economics from Bucknell University and her Master of Business Administration degree in Finance from Columbia University. Ms. Leslie’s qualifications to sit on our Board include her extensive experience in the areas of treasury management, financial planning, accounting and finance, and her prominence in the business community in the San Gabriel Valley where Citizens Business Bank has important operations and customers.

Christopher D. Myers is the President and Chief Executive Officer of CVB Financial Corp. and Citizens Business Bank. He has served in that capacity and as a Board member since August 1, 2006. From 2004 to 2006, Mr. Myers served as Chairman of the Board and Chief Executive Officer of Mellon 1st Business Bank, a $3 billion-asset Los Angeles-based bank that was acquired by U.S. Bank. From 1996 to 2003, he held several management positions with Mellon 1st Business Bank, including Executive Vice President, Regional Vice President, and Vice President/Group Manager. He is presently a board member of the California Bankers Association and the UCLA Anderson School of Management’s Fink Center for Finance and Investments. Mr. Myers received his B.A. from Harvard University and his M.B.A. in Finance and Marketing from UCLA and has over 30 years of experience in banking. Mr. Myers’ qualifications to sit on our Board include his extensive banking, operational and executive leadership experience.

Raymond V. O’Brien is Chairman of the Board and has served on our Board since 2012. Mr. O’Brien has an extensive background in both manufacturing and banking. Mr. O’Brien began his professional career in banking in 1979 with Chase Manhattan Bank and moved to 1st Business Bank in 1983. In 1988, he left the banking profession and became CEO and owner of I.L. Walker, a Los Angeles-based manufacturing company. Over the next two-plus decades, Mr. O’Brien owned and led several manufacturing companies. He is currently the Chief Executive Officer and owner of Cal Plate, Inc., based in Artesia, CA. Mr. O’Brien was a founding director of American Business Bank in 1997 and served as a director at that institution until 2012. Mr. O’Brien earned his B.B.A. in Finance from the University of Notre Dame in 1979. Mr. O’Brien is an active “49er” member of the Young Presidents’ Organization. Mr. O’Brien’s qualifications to sit on our Board include his operational and financial expertise gained from the successful operation of a number of business entities, as well as his direct experience as a banker and bank director.

Hal W. Oswalt was appointed as a director of CVB Financial Corp. and Citizens Business Bank in 2014. Mr. Oswalt spent 16 years as a commercial banker in Oklahoma, where he served as President, CEO and Director of community banks in Oklahoma City and Tulsa. He has extensive experience working in the financial consulting industry where his roles have included serving as Managing Director of Global Consulting for an international IT software and outsourcing provider, as Managing Director of Sheshunoff Consulting Services, President of Brintech, Inc., President of SC+S Risk Management Services and President of Oswalt Consulting. Mr. Oswalt has managed consulting projects throughout the United States, Europe, Asia and Australia. Mr. Oswalt earned a B.S. in Business and a M.B.A. from Oklahoma State University. He is also a graduate of the University of Wisconsin’s Graduate School of Banking. Mr. Oswalt’s qualifications to sit on our Board include his extensive background in both commercial banking and financial consulting, and his particular expertise in strategic planning, cost management and organizational change management.

Director Independence

With the exception of Mr. Myers, each of our directors is “independent” within the meaning of the rules and regulations promulgated by the NASDAQ Stock Market, and has been determined to be “independent” by our Nominating and Corporate Governance Committee, with respect to his or her Board service and the Committees on which each such director respectively serves. In making such determinations, our Nominating and Corporate Governance Committee evaluated banking, commercial service, familial or other connections and transactions involving each director or immediate family member and his or her related interests, and the Company, if any.

The Board of Directors and Committees

The Board of Directors of CVB Financial Corp. oversees our business and corporate affairs. As set forth previously, the Board of Directors of CVB Financial Corp. also has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors of Citizens Business Bank has four standing committees: Balance Sheet Management Committee, Loan Committee, Risk Management Committee and Trust Services Committee.

The Number of Meetings Attended

During 2017, CVB Financial Corp.’s Board of Directors held 12 regular meetings and 3 special meetings, and the Board of Directors of Citizens Business Bank held 12 regular meetings and 1 special meeting. All of the directors of CVB Financial Corp. and Citizens Business Bank who served in 2017, and all of the directors of CVB Financial Corp. who are nominated for election at the 2018 annual meeting of shareholders, attended at least 75% of the aggregate of (i) the total number of CVB Financial Corp. and Citizens Business Bank Board meetings which they were eligible to attend and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial Corp. or Citizens Business Bank on which they served during 2017 and which they were eligible to attend.

Audit Committee

The Audit Committee of the Board of Directors is composed of Kristina M. Leslie (Chair), Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Raymond V. O’Brien III, and Hal W. Oswalt. Robert M. Jacoby, was a member of our Audit Committee until he retired from our Board on May 17, 2017, and Mr. Guerra’s service on our Audit Committee commenced on July 1, 2017. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market.

The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and the Company’s systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Board of Directors has determined that Ms. Leslie is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the Company’s independent auditors. Our internal audit function and our independent auditors report directly to the Audit Committee. Among other things, the Audit Committee prepares the audit committee report for inclusion in the annual proxy statement; reviews and discusses with management and the independent auditors our independent certified audits; reviews and discusses with management and the independent auditors our quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services performed by our independent auditors; reviews significant findings by our bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by our employees of concerns regarding questions relating to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. The Audit Committee held 12 regular monthly meetings during 2017, plus 4 quarterly meetings for the purpose of reviewing and approving SEC filings and appointing our independent auditing firm.

The report of the Audit Committee is included below.

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this Report by reference.

Audit Committee Report

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of CVB Financial Corp. The Audit Committee manages CVB Financial Corp.’s relationship with its independent auditors (who report directly to the Audit Committee).

In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and KPMG LLP, the independent registered public accounting firm for CVB Financial Corp., regarding our audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) in Auditing Standard No. 1301 on Communications with Audit Committees. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence and satisfied itself as to their independence. The Audit Committee also reviewed the PCAOB inspection report and peer review report of KPMG LLP by PricewaterhouseCoopers LLP.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K, for the year ended December 31, 2017, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

THE AUDIT COMMITTEE

Kristina M. Leslie, Chair

Stephen A. Del Guercio

Rodrigo Guerra, Jr.

Anna Kan

Raymond V. O’Brien III

Hal W. Oswalt

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee consisting of Raymond V. O’Brien III (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Kristina M. Leslie and Hal W. Oswalt. Robert M. Jacoby was a member of the Nominating and Corporate Governance Committee until he retired from our Board on May 17, 2017, and Mr. Guerra’s service on our Nominating and Corporate Governance Committee commenced on July 1, 2017. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market.

As set forth above, the Nominating and Corporate Governance Committee:

•	Assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors;
•	Recommends to the Board of Directors the director nominees for the next annual meeting;
•	Recommends to the Board of Directors director nominees for each Board committee; and
•	Develops and recommends a set of corporate governance principles applicable to CVB Financial Corp. and Citizens Business Bank.

Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any outside search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern regarding corporate governance matters; recommending to the Board the appropriate directors to serve on each Board committee; and reviewing and reassessing the adequacy of its Charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the Company’s bylaws and reprinted in the Notice of Annual Meeting of Shareholders. The charter of the Nominating and Corporate Governance Committee is available on our website at www.cbbank.com by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.” The Nominating and Corporate Governance Committee held 2 regular meetings and no special meetings during 2017.

Compensation Committee

The Compensation Committee of the Board of Directors of CVB Financial Corp. (the “Compensation Committee”) has overall responsibility for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation, bonus and equity- based plans. This committee is composed of Raymond V. O’Brien III (Chairman), George A. Borba, Jr., Stephen A. Del Guercio, Rodrigo Guerra, Jr., Anna Kan, Kristina M. Leslie and Hal W. Oswalt. Robert M. Jacoby. was a member of the Compensation Committee until he retired from our Board on May 17, 2017, and Mr. Guerra’s service on our Compensation Committee commenced on July 1, 2017. Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of the NASDAQ Stock Market. During 2017, the Compensation Committee held 12 regular meetings and 4 special meetings.

The Compensation Committee has a charter, which can be found on CVB Financial Corp.’s website, www.cbbank.com, by clicking the tab “Investors,” then “Corporate Overview” and then “Governance Documents.”

The Compensation Committee has the responsibility of recommending to the Board of Directors the appropriate level of compensation for the Board of Directors, and for determining the total compensation of all officers of CVB Financial Corp. and Citizens Business Bank.

The Compensation Committee may delegate its authority to others within the organization if it deems necessary, but has not done so. Our Chief Executive Officer, Chief Financial Officer, and Human Resources Director participate, when requested to do so, in determining or recommending the amount or form of executive and director compensation (except with respect to their own compensation).

Role of the Compensation Consultant

The Compensation Committee has the authority to consult and retain internal and external advisors as needed. In determining the compensation of our named executive officers, including our President and Chief Executive Officer, and our Board of Directors, the Compensation Committee utilizes a variety of resources, including reports, information and advice provided by the firm Frederic W. Cook & Co., Inc. (“Cook”), which is a leading national firm specializing in providing executive compensation consulting services to public companies.

Cook was initially retained by our Compensation Committee in November, 2013, in connection with the 2014 renewal of the Employment Agreement by and among CVB Financial Corp., Citizens Business Bank and our President and Chief Executive Officer, Christopher D. Myers. Since then Cook has performed numerous projects with respect to executive compensation and director compensation for the Compensation Committee.

In September 2017, the Compensation Committee engaged Cook to assist the Company in the design and preparation of a new Equity Incentive Plan to be proposed for adoption by the shareholders of CVB Financial Corp. at our annual meeting on May 23, 2018. The Committee believed that this engagement and the proposal of a new Equity Incentive Plan would be necessary due to the scheduled expiration of the Company’s current 2008 Equity Incentive Plan in April, 2018. Additional information regarding the terms of the proposed 2018 Equity Incentive Plan for CVB Financial Corp., and the Company’s request for shareholder approval of such Plan, are set forth in the section of this proxy statement on “Proposal 4: Approval of 2018 Equity Incentive Plan.”

In October 2017, the Compensation Committee engaged Cook to assist the Committee in connection with planning for upcoming negotiations surrounding the potential renewal of the Company’s 2014 Employment Agreement with our President and Chief Executive Officer, Christopher D. Myers. The Committee believed it was prudent to commence preparation for this process, since Mr. Myers’ current Employment Agreement carries a five-year term and would otherwise expire in early February 2019, with the understanding that the parties would prefer to address the subject of the potential renewal of Mr. Myers’ Employment Agreement reasonably in advance of its scheduled expiration date.

In connection with this October 2017 engagement, the Compensation Committee also requested Cook to perform a review and recalibration of the peer group of companies for CVB Financial Corp. This peer group review and recalibration is part of our ongoing effort to properly benchmark the Company’s financial and operational performance for compensation and related purposes. Cook is typically retained by the Company on an annual basis to perform this benchmarking analysis, and for further information on the results of such benchmarking analysis, please refer to the section of this proxy statement on “Overview of our Financial and Operational Performance.” In addition, in this instance, the Committee and Cook believed such a peer group review and recalibration would be appropriate in order to properly benchmark Mr. Myers’

current compensation as well as any changes in compensation that may be contemplated in connection with a renewal of Mr. Myers’ 2014 Employment Agreement.

For additional information on Cook’s assistance in connection with the development of the group of peer companies for CVB Financial Corp., please refer to the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.”

In 2017, CVB Financial Corp. engaged Cook for the engagements described above as well as routine proxy advisory services at a total cost of approximately $78,000. Our assessment found no conflict of interest posed by the retention of Cook as compensation consultants for CVB Financial Corp.

Compensation Discussion and Analysis

The following compensation discussion and analysis describes our compensation philosophy and summarizes the structure and objectives of the various compensation programs administered by our Compensation Committee for our five current executive officers for whom disclosures must be provided under SEC rules (“named executive officers” or “NEOs”):

Christopher D. Myers	President and CEO of CVB Financial Corp. and Citizens Business Bank
E. Allen Nicholson	Executive Vice President, CFO of CVB Financial Corp. and Citizens Business Bank
David A. Brager	Executive Vice President, Sales Division Manager of Citizens Business Bank
David F. Farnsworth	Executive Vice President, Chief Credit Officer of Citizens Business Bank
David C. Harvey	Executive Vice President, Chief Operations Officer of Citizens Business Bank

Executive Summary

Overview of our Financial and Operational Performance

The year 2017 was a successful year for CVB Financial Corp. and Citizens Business Bank. Net earnings were $104.4 million, the highest in the Company’s history, compared to net earnings of $101.4 million in 2016. During the fourth quarter of 2017, the Company recorded a one-time charge to income tax expense of $13.2 million, as a result of federal tax rate reductions and re-measurement of the Company’s deferred tax asset due to the enactment of the Tax Cuts and Jobs Act of 2017 (the “DTA Revaluation Expense”). Excluding the impact of the DTA Revaluation Expense, the Company’s net income for 2017 was $117.6 million, as further explained below in the section of this proxy statement on “Annual Cash Incentive Compensation and Bonuses.”

For 2017, the Company’s total assets of $8.27 billion increased $196.9 million over 2016, and the Company’s interest-earning assets of $7.80 billion increased $156.8 million over interest-earning assets in 2016. This increase in interest-earning assets was primarily due to a $435.6 million increase in total loans which was partially offset by a $271.3 million decrease in total investment securities. Noninterest-bearing deposits, which comprised 58.75% of total deposits, grew by 4.71% or $172.9 million in 2017. In addition, during 2017, Citizens Business Bank completed the acquisition of Valley Commerce Bancorp, the holding company for Valley Business Bank, a community bank headquartered in Visalia, California. The Valley Commerce Bancorp merger closed on March 10, 2017.

CVB Financial Corp. has achieved these successes while maintaining what it believes to be a notably sound financial structure. In 2017, for the fourth consecutive year, Citizens Business Bank was recognized by Bank Director Magazine as one of the top five-ranked banks in the U.S., among banks with total assets between $5 billion and $50 billion, based on the magazine’s performance scorecard. Citizens Business Bank’s ratios for critical capital measures as of December 31, 2017 significantly exceeded the amounts necessary in order to be considered well-capitalized for regulatory purposes: 16.71% (Tier 1

Risk-based Capital Ratio), 16.71% (Common Equity Tier 1 Risk-based Capital Ratio), 17.86% (Total Risk-based Capital Ratio), and 11.77% (Leverage Ratio). The well-capitalized standards for these ratios in 2017 were 8%, 6.5%, 10%, and 5%, respectively.

CVB Financial Corp.’s financial and operational success can also be measured on a relative basis by comparing the Company’s performance to that of the group of peer companies. The peer group was updated during 2017 to balance the Company’s total assets and market capitalization size near the middle of the group. These companies are described below in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.” As measured by six key metrics which we believe are commonly utilized in evaluating banking entities (return on equity, return on assets, net interest margin, non-performing assets divided by total assets, efficiency ratio, and noninterest expense divided by total assets), CVB Financial Corp.’s performance for 2017 placed it in the top quartile of our peer group on five of the measures and in the middle of the group on one of the measures (net interest margin). For the three-year period from 2015-2017, CVB Financial Corp. achieved similar overall performance, placing in the top quartile on the same five measures and in the third quartile of the peer group on the net interest margin metric.

Source: Standard & Poor’s Capital IQ

1.	Capital Bank Financial Corp. is excluded from the chart above due to being acquired in November 2017

2.	ROE and ROA exclude 2017 one-time charges or benefits related to tax rate reductions under the Tax Cuts and Jobs Act of 2017 for CVB Financial Corp. and all the peers

3.	Net Interest Margin excludes Pacific Premier Bancorp due to insufficient available data

4.	Efficiency ratio analysis excludes First Financial Bancorp, Pacific Premier Bancorp, and Pinnacle Financial Partners due to insufficient available data

5.	Noninterest Expense/Total Assets analysis excludes Pacific Premier Bancorp and PacWest Bancorp due to insufficient available data

CVB Financial Corp. achieved annualized shareholder returns for the one-year, three-year and five-year periods ending December 31, 2017 of 5%, 17% and 21%, respectively, which places CVB Financial Corp. in the second quartile relative to its peers for all three of these periods (excluding Capital Bank Financial Corp. due to its acquisition in November 2017).

2017 Compensation Program Overview

The Compensation Committee believes that CVB Financial Corp.’s executive compensation program is designed to support growth in shareholder value within the context of a sound financial structure and, accordingly, as will be explained in further detail below, no major changes were implemented in 2017 to our executive compensation program. As a result:

•	Base salary increases, if any, were modest;
•	Payouts under the Company’s annual executive incentive compensation plan continued to focus on performance against a combination of key financial metrics, each of which is derived from our 2015 Executive Incentive Plan, as approved by our shareholders at our 2015 annual meeting;
•	Under our Executive Incentive Plan, net profit after tax has been established as the most important metric for all our NEOs, and the relative weighting of other metrics has been structured to emphasize the areas over which each executive had the most direct responsibilities;
•	Financial targets continue to be set at challenging, but achievable levels, as evidenced by the fact that, of the seven financial targets, three were achieved at maximum payout levels, two were achieved at an intermediate payout level, and two were achieved at a threshold payout level;
•	Overall payouts under the executive incentive plans varied by executive, ranging from 40% to 100% of the applicable NEO’s base salary;
•	Instead of including a discretionary component of compensation in our executive incentive plans, we removed this component from the executive incentive plans and developed separate supplemental discretionary bonus plans covering each of our NEOs;
•	Under our supplemental bonus plans, our CEO could earn up to 30% of his base salary, and our other four NEOs could each earn up to 20% of their respective base salaries, depending upon an evaluation of each NEO’s individual performance, which allows for an evaluation of individual contributions to CVB Financial Corp. that cannot be captured by looking solely at financial metrics;
•	Overall payouts under the supplemental bonus plans varied by executive, ranging from 4% to 20% of the applicable NEO’s base salary;
•	Long-term incentives continued to be structured as a combination of restricted stock and stock options; and
•	No significant changes were made to the other elements of executive compensation, such as 401(k) Plan/Profit Sharing, deferred compensation, and health and welfare benefits.

The most recent renewal of the employment agreement for our President and Chief Executive Officer, Mr. Myers, took place in 2014 (the “2014 Agreement”). The Compensation Committee believes that the interests of CVB Financial Corp. and its shareholders are well served by the structure of the 2014 Agreement, which established a base salary and target bonus level for the duration of the contract term, which is five years. Similarly, at the start of the 2014 Agreement, Mr. Myers received a one-time grant of long-term equity incentives, consisting of restricted stock and options, which are scheduled to vest over the five-year term of the 2014 Agreement. The Compensation Committee intended that the equity incentives awarded at the start of the contract would be the primary equity incentives awarded over the five-year life of the contract, and the Compensation Committee thus analyzed the costs of the 2014 Agreement by treating the costs of the equity incentives as amortized over five years, according to their contractual terms. Accordingly, while the Summary Compensation Table in this proxy statement indicates that the total cost of the equity incentives awarded to Mr. Myers was $0 in 2017, the Compensation Committee considers $1.05 million, which was the annualized value of these incentives at the time they were granted, to be the relevant measure of the annual value during the five-year term of the 2014 Agreement of the equity compensation awarded to Mr. Myers.

Overall Structure of Our Executive Compensation Program

We provide a comprehensive compensation package for our executives comprised of base salary, an annual performance incentive plan, an annual supplemental discretionary bonus plan, a long-term equity compensation plan, 401(k) plan contributions, profit sharing plan, deferred compensation program and health and welfare benefits. We have adopted a basic philosophy and practice of offering an overall compensation program designed to attract and retain highly qualified managers and employees. We believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. This underlying philosophy pertains specifically to executive compensation as well as to employee compensation at all other levels throughout our organization.

Our compensation program is designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;
•	Provide a base salary that is competitive in our industry, which is banking;
•	Align the interests of our executives with those of our shareholders, by having our cash incentive compensation based primarily on financial metrics that we believe support shareholder value, along with a smaller discretionary component based on an evaluation of individual performance; and
•	Offer equity-based compensation that reflects the growth in our stock value and thus in shareholder value.

Our compensation program is designed to incentivize employees to meet our corporate objectives. Our goal is to have a level of earnings growth and loan and deposit growth consistent with enhancing shareholder value. These elements are at the core of our cash incentive and bonus programs and our equity-based incentives.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation of all our other NEOs, the Compensation Committee meets outside the presence of all our executive officers, other than, as requested, our Chief Executive Officer, our Chief Financial Officer (except with respect to his own compensation) and our Human Resources Director. In 2017 and prior years, the Compensation Committee would generally review and approve any salary increases for all exempt employees, including our NEOs, in the first ninety days after year end and for all non-exempt employees in July. Starting in 2018, the Compensation Committee will generally be reviewing and approving any salary increase for all employees, including our NEOs, in July.

With the input of our Human Resources Department, the Chief Executive Officer summarizes the previous year’s performance of selected officers and employees for the Compensation Committee and makes recommendations to the Compensation Committee regarding base salary levels, performance goals, discretionary bonuses and equity incentive awards for our NEOs (other than for himself). The Compensation Committee determines each element of the CEO’s compensation.

In January or February of each calendar year, the Compensation Committee determines cash payments under the prior year’s performance compensation plan and supplemental bonus plan, and generally in the first ninety days of each year, the Compensation Committee determines target amounts and performance criteria for the current year’s incentive performance and bonus compensation plans. The Compensation Committee similarly meets from time to time to determine equity incentive awards for eligible employees, including our NEOs.

Consideration of Say-On-Pay Results

In 2017 our Board of Directors recommended, and a plurality of our shareholders’ vote approved, (with the support of approximately 98.81% of the total votes cast), an annual period as the frequency of our Say-On-Pay advisory vote on the compensation of our NEOs. This vote was advisory and non-binding on CVB Financial Corp., and the Board of Directors may at some point decide that it is in the best interests of our shareholders and CVB Financial Corp. to hold an advisory vote on executive compensation less frequently than on an annual basis.

At our 2017 annual meeting of shareholders, the Say-On-Pay proposal itself received the support of approximately 98.81% of the total votes cast. Our Compensation Committee has considered the results of this 2017 Say-On-Pay vote in connection with the discharge of its responsibilities and, after such consideration, determined to not implement any significant changes to our executive compensation program for CVB Financial Corp.’s 2018 fiscal year.

Our Board of Directors has elected, once again, to solicit a non-binding, advisory vote on the compensation of our NEOs for 2017. See “Proposal 3: Advisory (Non-Binding) Vote to Approve Named Executive Officers’ Compensation.”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires us to obtain, at least once every six years, a shareholder vote on the frequency of our Say-On-Pay vote. Accordingly, shareholders will next be asked to vote on the frequency of our Say-On-Pay vote at our 2023 annual meeting of shareholders.

Summary of Components of Compensation

The following table outlines our various compensation components for which our NEOs were eligible for the fiscal year 2017. We believe these compensation components are consistent with meeting our Company’s business and financial objectives. The allocation between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base salary, annual cash incentives and long-term equity incentives to encourage executive officer retention and performance.

Component	Characteristics	Purpose

Base Salary	This is a fixed cash compensation amount. Each executive officer is eligible for an annual salary increase, which will typically occur in July of each calendar year, based on performance.

The base salary component allows us to compensate our officers at a level that we believe is competitive in our industry. This helps us attract and retain highly qualified executives. This rewards individual performance and tenure of experience, and provides a level of stability for our officers.

Incentive Compensation Awards	Paid based on CVB Financial Corp.’s and/or Citizens Business Bank’s attainment of enumerated financial and business metrics and goals established pursuant to our 2015 Executive Incentive Plan. Individual executives are provided with specific performance criteria based on their respective positions with CVB Financial Corp. and/or Citizens Business Bank.

The incentive compensation element serves to reward executives when CVB Financial Corp. and/or Citizens Business Bank meet specified financial and business metrics and goals, which we believe adds to shareholder value. This component incentivizes executives to meet performance targets, which in turn helps us meet our overall strategic objectives.

Component	Characteristics	Purpose

Supplemental Bonus Payments	This component is entirely discretionary based on each executive’s individual performance as a senior manager of CVB Financial Corp. and/or Citizens Business Bank. The evaluation criteria are tailored to each executive’s area of responsibility.

The discretionary bonus element is designed to encourage our executives to meet their enumerated non-financial goals, such as risk management, customer retention, staff recruitment and retention and support for other divisions. This component incentivizes teamwork and the achievement of non-metrics-based objectives that are critical for our overall success.

Restricted Stock	Awarded from time to time to selected officers, including our NEOs, based on position and performance. Recipients do not pay any additional cash to acquire the stock, but must pay taxes on the value of the stock when it vests.

Restricted stock links the interests of recipients to shareholders, by focusing on the long-term value of CVB Financial Corp.’s stock, and has less dilution to our shareholders compared to stock option grants, because restricted stock grants typically involve fewer shares. This also helps to align the compensation of our executives with the interests of our shareholders. Our grants of restricted stock to date have been subject to time-based vesting provisions, although the Board has the ability to tie vesting to the achievement of performance measures.

Stock Options	Awarded from time to time to selected officers, including our NEOs, based on position and performance. Recipients must pay an exercise price that is not less than the fair market value of the stock at the time of grant in order to acquire the related shares of stock.

Stock options allow the executive to share in the long-term appreciation of CVB Financial Corp.’s stock. This helps to align the compensation of the executive with the interests of our shareholders. Option grants typically vest over a five-year period and have a ten-year term.

Component	Characteristics	Purpose

401(k) Plan/Profit Sharing

This has two components: (i) “safe harbor” 401(k) Plan contributions which are paid by CVB Financial Corp. in a fixed percentage for eligible participating employees (in addition to which the executive may elect to make deferral contributions), and (ii) profit-sharing contributions which are paid to eligible Plan participants, including our NEOs. Contributions are at the discretion of the Compensation Committee and may be up to 8% of salary and bonus (subject to a ceiling of total salary and bonus for calculation purposes for any individual of $270,000 for 2017).

The 401(k) Plan assists the executive in saving for retirement. The profit-sharing portion also allows the executive to share in the profits of CVB Financial Corp. and, to that extent, encourages executives to meet targeted performance goals. Further, since the money goes into a retirement plan, it also assists the executive in saving for retirement.

Deferred Compensation Plans

One plan is available to our Chief Executive Officer with a guaranteed annual minimum rate of return, and a separate plan is available to other qualifying senior officers and directors without such a guaranteed rate of return.

Deferred compensation allows for the tax deferral of compensation and the potential growth of any deferred amounts.

Health and Welfare Benefits

These benefits are the same as those offered to the Company’s eligible employee base, including medical, dental, vision, life and disability insurance. The NEOs pay a portion of the costs in the same manner as all eligible employees.

These benefits assist all our eligible employees, including our NEOs, in meeting their and their respective families’ basic health and welfare needs.

Peer Group Considerations and the Compensation Consultant

The Compensation Committee engaged Cook to perform compensation reviews in late 2013, 2014 and twice in 2016, in order to assist the Committee in evaluating whether the key components of compensation at CVB Financial Corp. for our President and Chief Executive Officer, our five NEOs, and our Board of Directors, as applicable, were competitive with comparable compensation packages provided for similar positions and roles at peer commercial banking organizations. In addition, from time to time, our Compensation Committee analyzes salary surveys from relevant organizations such as the California Bankers Association and similar data provided by other recognized industry sources.

In addition, the Compensation Committee typically engages Cook on an annual basis to conduct a review and recalibration of the Company’s peer group of comparable organizations in order to properly benchmark the Company’s financial performance relative to executive and director compensation. In 2017, with respect to our peer group analysis in particular, the Compensation Committee, in consultation with Cook, modified our peer group consistent with the criteria initially developed during 2013, which focuses on banks and bank holding companies that we believe are reasonably comparable to the Company with respect to key indicators such as asset size, market capitalization and geographic location.

As a result of the 2017 peer group study, the peer group was adjusted to remove two peers that no longer fit the criteria (Western Alliance Bancorp and Westamerica Bancorp), and to add one new peer (Pacific Premier Bancorp). The resulting peer group for 2017 consisted of the following 14 banking institutions shown in the chart below, as ranked by market capitalization. The data reflect the latest available information at the time the peer group was reviewed by Cook and the Committee in October 2017.

Company Name	Total Assets (6/30/17)	Market Capitalization (10/11/17)

	(in billions $)	(in billions $)

PacWest Bancorp	22.2	5.8

Pinnacle Financial Partners	20.9	5.1

Texas Capital Bancshares	23.1	4.2

MB Financial	20.0	3.8

CVB Financial Corp.	8.4	2.6

Columbia Banking System	9.7	2.5

Capital Bank Financial Corp.*	10.1	2.1

Banner Corp.	10.2	2.1

Independent Bank Corp.	8.0	2.0

First Financial Bancorp.	8.7	1.6

Pacific Premier Bancorp	6.4	1.6

Boston Private Financial	8.1	1.4

Central Pacific Financial	5.5	1.0

Banc of California	10.4	1.0

Opus Bank	7.7	0.9

*Acquired by First Horizon National Corporation in November 2017

Source: Standard & Poor’s Capital IQ

These banking institutions were selected by the Compensation Committee because we believe they have similar business models and capabilities, and generally operate in a similar manner, to CVB Financial Corp. Specifically, the institutions in our peer group were all within an approximate ratio of 1/3 to 3.0x in both key components of total assets and market capitalization, as compared to CVB Financial Corp. Within this defined universe of banks and bank holding companies, the Committee and Cook then focused on the subset of institutions which operate in major metropolitan areas, where the Committee believes that competitive costs, pay levels and pay structures are more similar and relevant to those of the Company. Compared to the 14 peers, CVB Financial Corp. ranked at the 67th percentile for Market Capitalization and at the 37th percentile for Total Assets.

While our market analysis and the surveys by our outside compensation consultants inform our range of compensation alternatives, we do not tie our executive officers’ or directors’ compensation levels to specific market percentiles. Instead, the Compensation Committee uses this comparative compensation information as a set of reference points to assist in the retention of key executives whose performance is critical for the success of the organization and in the setting of appropriate goals with respect to the Company’s performance and results.

The Compensation Committee has observed that total compensation for each of our NEOs has generally been within a range of between the 25th percentile and 75th percentile for the peer group, based on individual officer performance, responsibilities, contributions, experience, competitive conditions and internal equity, and there is a consensus that this range is generally appropriate for each NEO’s total compensation. It may be the case, however, that specific components of a given executive’s compensation, such as base salary, annual incentive pay, bonus compensation or equity awards, may fall outside this range, depending upon factors such as the executive’s position relative to our other NEOs, the executive’s history with the Company, the executive’s level of achievement of specific goals, and market conditions.

Elements of Compensation

Base Salary

It is our philosophy that employees should be paid a base salary that we believe is competitive with the salaries paid by comparable organizations. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial Corp. and Citizens Business Bank. In addition, we determined the base salary range, in part, by periodically benchmarking our executives’ base salaries against the base salaries for comparable positions at the institutions in our peer group, as discussed above. Our outside compensation consultants and our Human Resources Department gather this information to analyze appropriate salary levels for our NEOs, as well as for all of our other employees. Each year we generally establish a pool for base salary increases and award percentage increases to each employee based on this peer group information plus his or her job performance.

Mr. Myers’ Base Salary. Mr. Myers’ base salary has been unchanged since its increase in 2014 from $750,000 to $800,000 under the terms of his 2014 Employment Agreement, as further described below under “Employment Agreement with Chief Executive Officer.”

Base Salary of other NEOs. The base salaries of two of our NEOs, Mr. Brager and Mr. Harvey, were each increased in 2017 by $10,000 over 2016 levels, from $325,000 to $335,000, respectively, while the base salary of Mr. Nicholson was increased by $5,000 in 2017, to $315,000, over the 2016 level. Mr. Farnsworth’s salary was not increased in 2017 over the $285,000 level that prevailed in 2016. The Compensation Committee believes that the 2017 base salaries for our NEOs were reasonably consistent with those of executive officers at our peer group banks and bank holding companies performing similar functions, based on the benchmarking study conducted by Cook in June 2016 as well as other, more recent information and industry surveys available to the Committee.

Annual Performance Incentive Compensation and Supplemental Discretionary Bonuses

Annual performance incentive compensation and supplemental discretionary bonuses are critical components of the Company’s overall executive compensation program. The Compensation Committee uses a combination of financial metrics and individual goals to develop an annual incentive program and bonus program for each NEO, which are calibrated to focus each NEO on the drivers of Company growth and elements of risk management over which we believe the respective NEO can have the greatest influence.

In 2017, the Committee determined that each of our NEOs (including our CEO) should be eligible for separate annual cash incentive compensation payments and annual cash supplemental bonus payments, with the potentially larger incentive compensation payments to be based on entirely objective criteria and the potentially smaller discretionary bonus payments to be based on entirely subjective criteria, as further explained below. In order to implement this more comprehensive approach, the Committee developed four separate, independent and specific annual plans covering (1) the incentive compensation opportunity for our CEO, (2) the supplemental bonus compensation opportunity for our CEO, (3) the respective incentive compensation opportunities for our other four NEOs and (4) the respective supplemental bonus opportunities for our other four NEOs.

With respect to annual incentive compensation for 2017, our CEO may earn from 0% to 120% of his base salary, and our other four NEOs may earn from 0% to 60% of their respective base salaries, depending on the achievement of specific financial metrics, the parameters of which are contained in our Executive Incentive Plan (the “Executive Incentive Plan” or “EIP”). The current EIP was approved by our shareholders at our 2015 annual meeting of shareholders. The Compensation Committee believes the Executive Incentive Plan plays a central role in linking executive compensation to specific and objective goals intended to result in both short-term and long-term increases in shareholder value.

With respect to annual discretionary bonus compensation for 2017, our CEO may earn from 0% to 30% of his base salary, and our other four NEOs may each earn from 0% to 20% of their respective base salaries, the payment of which depends upon subjective and qualitative performance measures that the Committee believes are appropriate for the applicable position. This subjective and qualitative bonus opportunity is discretionary, and is separate from the incentive awards paid under the Executive Incentive Plan. The Compensation Committee believes this subjective bonus opportunity is important to (i) encourage and incentivize our key Company leaders to exercise their general management and teamwork skills as well as (ii) harmonize the application of this evaluative factor across each of our NEOs’ respective compensation programs. The Compensation Committee takes each executive’s individual job performance into account in determining whether and in what amounts to make any annual discretionary bonus payments, so that each of our NEOs is accountable for his or her individual (as opposed to corporate) performance.

The design and implementation of each of these two components of each NEOs’ annual incentive award and discretionary bonus program for 2017 are discussed separately below.

The percentages of both the incentive compensation amounts and the bonus compensation amounts for which our NEOs (including our CEO) are eligible are based upon the dollar amount of each NEO’s respective base salary, which in turn was the dollar amount of such base salary in effect on March 1, 2017.

2017 Executive Incentive Plans. During the first quarter of each fiscal year, the Compensation Committee establishes corporate goals for that year, with the intent to balance current profitability with long-term stability and prudent risk management. The Compensation Committee then develops specific performance measures for our NEOs, utilizing defined metrics which the Committee believes are based on challenging but achievable goals. With respect to these goals, our NEOs other than the CEO may earn from 0% (in the case of performance below threshold levels) up to 60% (for superior performance) of their respective base salaries as performance incentive awards, whereas our CEO may earn from 0% (in the case of performance below threshold levels) up to 120% of his base salary as a performance incentive award.

The Compensation Committee has the sole discretion, albeit consistent with our Executive Incentive Plan, to determine the standards or formulas pursuant to which each participant’s incentive compensation shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each participant. For purposes of the Company’s 2017 executive performance incentive plans, the Compensation Committee determined that, under each NEOs’ respective performance incentive plan, no performance incentive award would be payable unless the Company’s net profit after tax was at least $98,000.000. The Compensation Committee set this supervening threshold for the payment of performance incentive awards under our 2017 NEO incentive plans because the Committee believes that it is appropriate to make such awards contingent upon the Company’s earning sufficient profits in order to pay shareholder dividends at currently established levels and to continue to bolster retained capital at historical accretion rates. Typically in January or February of the following fiscal year, the Compensation Committee will then evaluate the Company’s performance and determine the amount of the performance incentive award payable to each participant pursuant to our approved Executive Incentive Plan for the prior fiscal year.

For 2017, the specific performance measures chosen by the Compensation Committee for our NEOs, and the percentage of each NEO’s bonus opportunity attributable to each measure, are set forth in the table below. The Compensation Committee chose these performance measures because it believed these measures were the best measures for judging the respective contributions of these officers to the overall business success of CVB Financial Corp. and Citizens Business Bank from a bank operational and shareholder value perspective for 2017. Each performance measure received a weighting between 5% and 50%. In the case of all our NEOs, a high degree of weighting (40% or 50%, depending on the officer) is assigned to the net profit after tax measure, because the Compensation Committee believes this measure best incentivizes current-year profitability, which in turn is a major component of shareholder value.

TABLE OF PERFORMANCE MEASURES AND THE PERCENTAGE OF BASE SALARY THAT EACH

MEASURE IS OF A NAMED EXECUTIVE OFFICER’S INCENTIVE AWARD OPPORTUNITY

	Myers	Nicholson	Brager	Farnsworth	Harvey

Performance Measures	Percentage of Aggregate Incentive Award Opportunity

Net Profit After Tax (CVBF)(1)	50%	50%	40%	40%	40%

Average Demand Deposits(2)	15%	15%	15%	0%	20%

Average Total Loans (Net)(3)	20%	10%	35%	35%	0%

Fee Income and Noninterest Income(4)	5%	5%	5%	0%	10%

Operating Expenses	10%	20%	5%	5%	30%

Delinquencies (Quarterly Average)	0%	0%	0%	5%	0%

Non-Performing Loans + REO/Total Loans (Quarterly Average)	0%	0%	0%	15%	0%

Total bonus opportunity under EIP	100%	100%	100%	100%	100%

(1)	Includes “Net Profit After Tax Add-Back” as described below
(2)	Noninterest-bearing
(3)	Net of (x) mark-to-market discount related to Citizens Business Bank’s acquisition of San Joaquin Bank in 2009 and (y) deferred loan fees
(4)	Includes loan and prepayment fees. Excludes credit charges, gains or losses on other real estate owned, gains or losses on sale of branches and investment securities, and gain on eminent domain condemnation

For each performance measure, we established three business performance achievement levels (Threshold-Level 1, Target-Level 2 and Maximum-Level 3) to determine the performance bonus amounts for which the NEO would be eligible. The business performance achievement levels for Mr. Myers, as a percentage of his base salary, were set at Level 1 — 60%, Level 2 — 80% and Level 3 — 120%. The business performance achievement levels for each of the other NEOs, as a percentage of their respective base salaries, were set at Level 1 — 20%, Level 2 — 40% and Level 3 — 60%. Based on the percentage weighting assigned to the applicable performance measure, a fixed dollar amount of performance award is determined by multiplying the associated business achievement level by the corresponding payout percentage and then multiplied by the executive’s base salary to calculate the total amount of the applicable NEO’s performance award under our Executive Incentive Plan. There is no interpolation between bonus levels; that is, if a performance measure achievement is better than Level 1, but less than Level 2, only the Level 1 percentage is paid. Based on our historical performance, we believed that, while challenging, each of the business performance measures at the Target level (Level 2) was achievable for 2017.

For example, here is an illustration of how the performance award payments would be calculated for a NEO other than the CEO (assuming net profit after tax for 2017 was at least $98,00,000) if the metric in question (net profit after tax) represented 40% of the incentive opportunity and performance was at Level 2 or above but below Level 3. In this case, the performance award for this metric would equal (1) the NEO’s base salary times (2) 40% (the incentive weighting) times (3) 40% (the payout percentage corresponding to Level 2 performance), resulting in a payout equal to 16% of base salary for this metric. The CEO’s calculation would be similar except that, because his incentive weighting for the net profit after tax metric is 50% instead of 40% and his Level 2 payout is 80%, rather than 40%, his payout would be equal to 40% of base salary for this same metric.

As noted above, the Committee adopted the annual incentive compensation plans applicable for fiscal year 2017 to our CEO and our other four NEOs, respectively, prior to March 31, 2017, in order to comply with the requirements for compensation under such plans to be considered performance-based for the purposes of corporate tax deductibility under Section 162(m) of the Internal Revenue Code. Please refer to the discussion below in the section of this proxy statement on “Tax Deductibility and Executive Compensation” for information on the amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017 and the resulting impact on the potential corporate tax deductibility of performance-based compensation under federal and California tax laws for the Company.

The following table contains the 2017 results for each of the performance incentive plan metrics, as well as how such results compared to the Company’s 2016 results. The cash awards provided to each NEO under this component are reflected in column (g) of the Summary Compensation Table. The applicable job performance factor for each NEO under the applicable supplemental bonus plan is discussed separately below.

For 2017, we used an adjusted calculation of “net profit after tax,” for the purpose of our performance compensation plans that utilize this measure, which differs from the Company’s GAAP net income calculation as reported in our Annual Report on Form 10-K for 2017. The performance compensation plan calculation excludes the impact of the re-measurement of the Company’s net deferred tax asset (“DTA”) resulting from the Tax Cuts and Jobs Act of 2017. This re-measurement and revaluation of the DTA resulted in a one-time non-recurring charge to the Company’s tax expense for 2017 in the amount of $13.2 million in tax expense (the “DTA Revaluation Expense”).

The Compensation Committee determined to make an adjustment for this DTA Revaluation Expense and its impact on the Company’s reported net income for incentive plan calculation purposes, because the required write-down in the DTA was caused by an event (the enactment of the Tax Cuts and Jobs Act of 2017) which was entirely extraneous, occurred at the very end of the relevant measurement period in 2017, and affected all similarly positioned companies in the banking industry, including many of the members of the Company’s peer group described above in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant.” As a result, the Compensation Committee added back the entire $13.2 million amount of the DTA Revaluation Expense to the Company’s reported net income of $104.4 million for 2017 (the “Net Profit After Tax Add-Back”), which in turn resulted in a “Net Profit After Tax” calculation for incentive plan purposes of $117.6 million.

This alternative presentation of the Company’s earnings for 2017 without regard to the DTA Revaluation Expense was itself disclosed in the Company’s earnings release for the fourth quarter and full year 2017, which was issued on January 24, 2018, and the Compensation Committee has uniformly applied the same Net Profit After Tax Add-Back amount for the purpose of calculating “net profit after tax” for the incentive plan performance awards for each of the Company’s NEOs.

TABLE OF PERFORMANCE MEASURES AND PAYOUT LEVELS FOR 2017

NAMED EXECUTIVE OFFICER INCENTIVE AWARDS

Performance Measures	2016 Results	Level 1 (Threshold)	Level 2 (Target)	Level 3 (Maximum)	2017 Results	Payout Level
CEO Opportunity		60%	80%	120%
NEO Opportunity		20%	40%	60%
	(Dollars in thousands)

Net Profit After Tax (CVBF)	$ 101,400	$ 98,000	$ 103,000	$ 108,000	$ 117,600	3

Average Demand Deposits	$3,539,700	$3,650,000	$3,850,000	$3,950,000	$3,857,000	2

Average Total Loans (Net)	$4,195,000	$4,500,000	$4,750,000	$4,850,000	$4,623,000	1

Fee Income and Noninterest Income	$ 41,100	$ 41,000	$ 43,000	$ 45,000	$ 43,400	2

Operating Expenses	$ 137,200	$ 145,000	$ 143,500	$ 142,000	$ 141,200	3

Delinquencies (Quarterly Average)	0.01%	0.10%	0.08%	0.05%	0.02%	3

Non-Performing Loans + OREO/Total Loans (Quarterly Average)	0.49%	0.40%	0.30%	0.20%	0.33%	1

2017 Supplemental Bonus Plans. As noted above, the discretionary bonus component for each of our NEOs is set pursuant to a Supplemental Bonus Plan, and ranges from 0% to 30% of base salary for our CEO, and from 0% to 20% of base salary for our other four NEOs. Depending on the specific NEO, we take into consideration factors such as customer and business retention, risk management oversight, staff recruitment and retention, expense management, project management, sales support, management of investor relations, acquisition and merger analysis and support, sales calling activity, product development and implementation, marketing, cross-sales of banking products, loan center visitations, facilities management, portfolio management, response times, loan documentation and servicing, special assets management, organizational structure and execution, technology enhancement, systems implementation and support for other divisions.

For the discretionary bonus award, the NEOs (including the CEO) are evaluated and the personal performance level indicated by the NEO’s performance is specified as a percentage up to a maximum of 30% or 20%, as applicable. This percentage is then multiplied by the executive’s base salary to calculate the applicable NEO’s discretionary bonus. The cash bonus awards provided to each of our NEOs under this component are reflected in column (d) of the Summary Compensation Table below.

The CEO evaluates the individual job performance of the NEOs (other than himself) and makes recommendations regarding their achievement levels to the Compensation Committee, which determines the amount of each NEO’s discretionary bonus. The Compensation Committee evaluates the CEO’s individual job performance and determines his discretionary bonus award.

2018 Executive Officer Incentive and Bonus Compensation. The Compensation Committee continues to review the annual incentive and bonus compensation arrangements for its named executive officers.

Effective for fiscal year 2018, the annual executive incentive compensation will continue to be based upon net profit after tax, average total loans, operating expenses and the other factors enumerated in the “Table of Performance Measures” above.

Effective for fiscal year 2018, the annual discretionary bonus compensation for which our NEOs are eligible will continue to be awarded on a subjective basis, utilizing the criteria set forth above in the discussion of “2017 Supplemental Bonus Plans” above.

Mr. Myers’ Bonus. Mr. Myers’ 2014 Employment Agreement provides that the maximum amount of incentive and bonus compensation Mr. Myers was entitled to earn for fiscal year 2017 was a total of 150% of his base salary. This maximum percentage amount, as noted above, was in turn allocated to Mr. Myers’ incentive performance plan and supplemental discretionary bonus plan in the respective maximum amounts of 120% and 30%. In order to adequately compensate Mr. Myers in recognition of his overall responsibilities, including supervision of all our other executive officers, and to further incentivize him to meet his designated performance targets, Mr. Myers’ potential incentive and bonus compensation levels are set at higher percentages than those of the other NEOs.

With respect to his specific financial performance metrics, Mr. Myers achieved the highest bonus level (120% award level) for growth in net profit after tax and management of operating expenses. Mr. Myers achieved Level 2 performance (80% award level) for growth in average demand deposits and fee income and noninterest income. Mr. Myers achieved Level 1 performance (60% award level) for average total loans.

In calculating discretionary bonus compensation for Mr. Myers, the Compensation Committee considered CVB Financial Corp.’s achievements of several important goals in 2017. Mr. Myers led Citizens Business Bank to another year of strong performance in 2017, with reported net income for the 2017 fiscal year at the highest level in Citizens Business Bank’s history, and a return on average shareholders’ equity of 9.84% (11.08% excluding the impact of the $13.2 million DTA Revaluation Expense), in an economic environment where growth in bank earnings remained challenging. Notably, Bank Director Magazine recognized CVB Financial Corp. as one of the top five-ranked banks in the U.S., among banks with total assets between $5 billion and $50 billon, based on the magazine’s performance metrics for the 2017 calendar year. In addition, Mr. Myers orchestrated the continued expansion of our banking franchise to the Central Valley of California with the successful merger of Valley Business Bank into Citizens Business Bank in March 2017, in addition to the opening of new loan production offices for Citizens Business Bank in Stockton and San Diego, California. Moreover, CVB Financial Corp. maintained strong capital ratios and significant liquidity. Over the course of 2017, CVB Financial Corp. declared its 113th consecutive quarterly dividend and declared $59.5 million in total dividends to shareholders.

Mr. Myers’ Overall Job Performance rating was judged to be “Excellent” in 2017, which in turn resulted in Mr. Myers’ achieving the 20% award level under his supplemental bonus plan. In making this determination, the Compensation Committee evaluated a variety of factors, including Mr. Myers’ effectiveness at strategic planning, improving the Company’s competitive position and recruiting and maintaining a high quality management team. In addition, it was specifically noted that Mr. Myers played a leading role during the latter part of 2017 in orchestrating the Company’s merger to acquire Community Bank based in Pasadena, CA, which was announced on February 26, 2018.

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Myers an aggregate cash incentive award and supplemental bonus of $960,000 for 2017, which represents a cumulative total of 120% of his base salary in effect as of March 1, 2017.

Mr. Nicholson’s Bonus. The performance measures for Mr. Nicholson for 2017 were similar to those of Mr. Myers, except that (i) Mr. Nicholson’ bonus compensation was weighted more heavily towards management of Operating Expenses as opposed to Average Total Loans since, in his role as Chief Financial Officer, Mr. Nicholson has correspondingly more impact on Operating Expenses than on loan growth and (ii) the specific criteria applicable to Mr. Nicholson’s rating for Overall Job Performance are calibrated to the specific duties of his position.

With respect to the financial performance metrics set forth in his incentive performance plan, Mr. Nicholson achieved the highest bonus level (60% award level) for growth in net profit after tax and management of operating expenses. Mr. Nicholson achieved Level 2 performance (40% award level) for growth in average demand deposits and fee income and noninterest income. Mr. Nicholson achieved Level 1 performance (20% award level) for average total loans.

In calculating discretionary bonus compensation for Mr. Nicholson in 2017, the Compensation Committee considered Mr. Nicholson’s role in helping CVB Financial Corp. and Citizens Business Bank manage the financial opportunities for banks in a growing economy with generally rising interest rates, which presented its own set of challenges in finding appropriate securities investments and managing asset-liability valuation and duration for Citizens Business Bank’s balance sheet. Mr. Nicholson successfully directed the Company’s deployment of capital in connection with its changing portfolio of investment securities, and he thus played a key role in helping to generate net interest income, which in turn supported the Company’s objectives in generating overall net income. In addition, Mr. Nicholson provided operational support to achieve important financial goals, including assisting with operating expense management, the safety and soundness of Citizens Business Bank, and supporting growth initiatives and strategy development. Mr. Nicholson devoted significant effort during 2017 with respect to the analysis of acquisition opportunities, which in 2017 involved (i) the closing of the merger of Valley Business Bank into Citizens Business Bank and the resulting financial integration of the two banks and (ii) the initial and ongoing evaluation of the financial opportunities for the Company in connection with our announced agreement to acquire Community Bank. These activities in turn helped or are expected to help foster increases in the Company’s deposits, fee income and overall business expansion. Lastly, he was instrumental in ensuring that the Company continue to maintain its strong liquidity position and the interest rate sensitivity of the Company’s balance sheet within approved parameters.

Mr. Nicholson’s Overall Job Performance rating was judged to be “Excellent” in 2017, which resulted in Mr. Nicholson achieving the 14% award level under his supplemental bonus plan.

As a result, the Compensation Committee awarded Mr. Nicholson an aggregate incentive award and supplemental bonus of $204,600 for 2017, which represents a cumulative total of approximately 66% of his base salary in effect as of March 1, 2017.

Mr. Brager’s Bonus. The performance measures for Mr. Brager were nearly identical to those for Mr. Myers, because Mr. Brager is responsible for the Sales Division, which is a key driver of the Company’s net income, deposit gathering, loan generation, fee income and operating expenses. The two differences, as compared to Mr. Myers’ performance measures, were (i) Mr. Brager’s bonus compensation was weighted more heavily towards growth in average total loans and slightly less in management of operating expenses, since Mr. Brager’s job is focused to a much larger extent on increasing Citizens Business Bank’s loan portfolio and (ii) the specific criteria applicable to Mr. Brager’s rating for Overall Job Performance are calibrated to the specific duties of his position.

With respect to his specific financial performance metrics, Mr. Brager achieved the highest bonus level (60% award level) for growth in net profit after tax and management of operating expenses. Mr. Brager achieved Level 2 performance (40% award level) for growth in average demand deposits and fee income and noninterest income. Mr. Brager achieved Level 1 performance (20% award level) for average total loans.

In calculating discretionary bonus compensation for Mr. Brager, the Compensation Committee considered Mr. Brager’s role in helping the Company to achieve a number of its important business and financial goals for 2017, in the face of a heightened competitive environment for banks in seeking new customers and lending opportunities. These business and financial goals included helping Citizens Business Bank achieve the highest level of new loan production in its history across the Company’s entire branch footprint of Southern California and the Central Valley, while continuing to focus on high quality business borrowers and fundamentally sound credit structures. The Compensation Committee recognized that Mr. Brager succeeded in assisting the Bank to continue to grow its deposit base and fee income opportunities, to expand its lending offices in the Stockton and San Diego metropolitan markets, and to maintain strong and growing customer relationships during a period when a number of peer banking institutions struggled to do so. In support of these objectives, Mr. Brager achieved several key strategic goals, including establishing key small business lending and product initiatives, helping to consolidate three branches of Valley Business Bank in connection with its merger into Citizens Business Bank, orchestrating the sale of our Woodlake Business Financial Center, assisting in the evaluation of the assets and operations of Community Bank as a potential acquisition target for Citizens Business Bank, and playing a crucial role in recruiting and integrating new teams of sales managers and employees to expand our business franchise.

Mr. Brager’s Overall Job Performance rating was judged to be “Excellent” in 2017, which resulted in Mr. Brager’s achieving the 16% award level under his supplemental bonus plan.

As a result of the application of these incentive performance supplemental bonus measures, Mr. Brager received an aggregate cash award of $188,500, which represents a cumulative total of approximately 58% of his base salary in effect as of March 1, 2017.

Mr. Farnsworth’s Bonus. For Mr. Farnsworth, the individual performance measures and their respective percentage weightings differed from those applicable to our other NEOs in certain respects. Besides net profit after tax, total loans and operating expenses, Mr. Farnsworth is also measured on average loan delinquencies and the ratio of non-performing loans and foreclosed properties to total loans, as these metrics are considered to be indicative of sound credit management in his role as our Chief Credit Officer. In addition, with respect to his supplemental bonus plan, Mr. Farnsworth is evaluated with respect to his efforts at creating a positive credit environment through his management of the loan portfolio, as well as oversight of loan documentation and servicing, support of sales efforts, responsiveness to customers, visits to loan centers and workouts of troubled loans. Mr. Farnsworth’s performance goals are different because his credit management functions tie more closely to these performance and management goals than those of any of our other NEOs.

With respect to his specific financial performance metrics, Mr. Farnsworth achieved the highest bonus level (60% award level) for quarterly average delinquencies, growth in net profit after tax and management of operating expenses. Mr. Farnsworth achieved Level 1 performance (20% award level) for average total loans and quarterly average nonperforming assets as a percentage of total loans.

In calculating the discretionary bonus compensation for Mr. Farnsworth, the Compensation Committee noted that, under his supervision, Citizens Business Bank continued to maintain an extremely low loan delinquency level, which was at 0.02% of total assets for 2017, as compared to the 0.01% level that the Bank reflected for 2016. Mr. Farnsworth maintained a positive credit environment at Citizens Business Bank by conducting sound portfolio management, completing a comprehensive revision of Citizens Business Bank’s credit policies and supporting the analysis and due diligence of the Valley Business Bank loan portfolio acquired by Citizens Business Bank during 2017. In addition, Mr. Farnsworth took a leading role with a select team of subordinates in evaluating the loan portfolio and credit profile of Community Bank in connection with the Company’s due diligence of this announced acquisition. Under Mr. Farnsworth’s direction, the Credit Management Division, which is one of the Company’s largest in terms of personnel and scope, continued to maintain reasonable control over operating expenses. However, the Compensation Committee also considered areas which represented potential opportunities for improvement, including enhancing the level of sales support provided by the Credit Management Division.

Mr. Farnsworth’s Overall Job Performance rating was judged to be “Satisfactory” in 2017, which resulted in Mr. Farnsworth’s achieving the 4% award level under his supplemental bonus plan.

As a result of this mix of accomplishments, the Compensation Committee awarded Mr. Farnsworth an aggregate cash incentive award and supplemental bonus of $125,400 for 2017, which represents a cumulative total of approximately 44% of his base salary in effect as of March 1, 2017.

Mr. Harvey’s Bonus. The performance measures for Mr. Harvey differed from those of our other NEOs because his bonus compensation is designed to align more closely with Operations Division management, which includes staff recruitment, organizational structure and execution, technology and cyber security initiatives, systems integration, product development and implementation, cost control and project management.

With respect to his specific financial performance metrics, Mr. Harvey achieved the highest incentive performance level (60% award level) for growth in net profit after tax and management of operating expenses. Mr. Harvey achieved Level 2 performance (40% award level) for growth in average demand deposits and service fee and noninterest income.

In calculating the discretionary bonus compensation for Mr. Harvey, the Compensation Committee considered Mr. Harvey’s key role in achieving a number of the Company’s important operational objectives for 2017, including significant improvements in the Company’s technology infrastructure involving the building out an entirely new operations and technology center for the Company, the successful integration of Valley Business Bank, and the evaluation of the compatibility of the assets and operations of Community Bank as a potential acquisition target for Citizens Business Bank. In the Compensation Committee’s view, Mr. Harvey’s timely and effective completion of these key objectives helped to foster the Company’s growth in deposits and fee income opportunities. In addition, Mr. Harvey helped the Company to reduce its operating expenses in a number of support service areas. The Compensation Committee determined that Mr. Harvey demonstrated effective leadership in this area.

Mr. Harvey’s Overall Job Performance rating was judged to be “Excellent” in 2017, which resulted in Mr. Harvey’s achieving the 14% award level under his supplemental bonus plan.

As a result of the application of these measures, the Compensation Committee awarded Mr. Harvey an aggregate cash incentive award and supplemental bonus of $221,000 for 2017, which represents a cumulative total of approximately 68% of his base salary in effect as of March 1, 2017.

Equity-Based Compensation

The 2008 Equity Incentive Plan (“2008 Equity Incentive Plan”) provides long-term incentives for our directors and other key employees, including our NEOs, and allows for the grant of stock options and restricted stock. However, because the 2008 Plan was approved by our shareholders for a term of ten years, the 2008 Equity Incentive Plan will remain in place for the issuance of equity compensation awards only until its termination date of April 11, 2018. As a result, our Board of Directors is requesting our shareholders to approve a new 2018 Equity Incentive Plan for CVB Financial Corp. at our upcoming annual meeting (the “2018 Equity Incentive Plan”), which, if approved, would be effective for a ten-year period following its adoption date. For more detailed information about the 2018 Equity Incentive Plan and our request for its approval by our shareholders, please refer to the section of this proxy statement below on “Proposal 4: Approval of 2018 Equity Incentive Plan.”

The Compensation Committee administers our current 2008 Equity Incentive Plan. The Compensation Committee has the authority to select the employees eligible for the incentive awards. In determining the number and mix of incentive awards to be awarded, the Compensation Committee considers (i) the number of incentive awards previously granted to an executive officer, (ii) its own analysis of that employee’s contribution to CVB Financial Corp., including an assessment of the employee’s responsibilities and performance, (iii) the number of incentive awards granted to executives with similar responsibilities at our peer group banks and bank holding companies, and (iv) the projected percentage such incentive compensation would constitute of each executive’s overall compensation.

The Compensation Committee’s goal is generally to maintain a balance between grants of stock options and restricted stock and to take into account the compensation expense and potential dilution factor associated with each form of equity incentive compensation. The Compensation Committee also takes into account the degree to which a grant of restricted stock versus stock options will incentivize the Company’s executives. When the Compensation Committee believes granting restricted stock instead of stock options would serve as a more effective incentive tool, it may choose to grant restricted stock.

Options and restricted stock are awarded to key employees periodically, as decided by the Compensation Committee. The Compensation Committee has concluded that a twelve or eighteen month cycle for awards is an appropriate interval for making grants based on (i) prevailing practices for the grant of awards at competitor financial institutions in the peer group described in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant,” (ii) the Compensation Committee’s desire to enhance the reward and retention elements of CVB Financial Corp.’s equity incentive program, and (iii) the Compensation Committee’s desire to achieve a level of award value that would more precisely track the average price of CVB Financial Corp. stock over a given period.

In addition, on occasion, we issue stock options or restricted stock on dates outside our normal award cycle. This may be done in conjunction with the hiring of an individual manager, renewal of an employment contract or as a special incentive. On each occasion, the Compensation Committee is responsible for determining the amount of these awards.

The exercise price for options is always the closing market price as of the close of business on the date of the grant.

Equity Compensation for Mr. Myers. There were no restricted stock or stock option grants made to Mr. Myers in 2017, because the Compensation Committee had previously granted 300,000 shares of restricted stock and options to purchase 150,000 shares of our common stock to Mr. Myers in conjunction with the execution of his 2014 Employment Agreement with the Company. Consistent with similar grants made to Mr. Myers in connection with his 2009 Employment Agreement, the vesting of the 2014 restricted stock and option grants are time-based, vesting in annual increments on the anniversary dates of the grant date over the five-year period covered by the 2014 Employment Agreement. The grant value for the restricted stock and the exercise price for the options was $14.66 per share, which was the closing price of the Company’s stock on the grant date. The restricted stock and options grants to Mr. Myers in 2014 are further described and explained below under “Employment Agreement with Chief Executive Officer.”

Equity Compensation for other NEOs. Messrs. Brager, Harvey and Nicholson each received a grant of restricted stock on November 15, 2017, with Mr. Brager receiving a grant of 7,500 shares and Mr. Nicholson and Mr. Harvey each receiving respective grants of 5,000 shares. These equity grants to these three NEOs vest in equal increments on the anniversary dates of the grant date in each of the next five years during their employment with the Company. No equity incentive awards were made to Mr. Farnsworth in 2017.

Retirement Plans

The CVB Financial Corp. 401(k)/Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including our named executive officers. It also has death and disability features.

All eligible employees receive a Qualified Non-Elective Contribution to the 401(k) portion of the plan each year, which is immediately vested. Annual Qualified Non-Elective Contributions are made solely by CVB Financial Corp. These contributions are provided to eligible 401(k) Plan participants. For 2017, CVB Financial Corp. contributed $1,884,448, or 3% of total eligible employee base salary and bonus, to the Qualified Non-Elective Contribution. Of this amount, $40,500 ($8,100 each) was contributed to the accounts of Messrs. Myers, Nicholson, Brager, Farnsworth and Harvey. We allocate contributions to the accounts of plan participants in proportion to their respective base salaries and bonuses (limited to a total maximum of $270,000 for each participant’s base salary and bonus in 2017 for calculation purposes).

For our Profit Sharing Plan, employees become eligible upon completing at least one year of employment and having at least 1,000 hours of service in the applicable calendar year. Profit Sharing Plan participants become fully vested in amounts contributed upon reaching six years of service. Contributions to the Profit Sharing Plan are made by CVB Financial Corp. at the discretion of the Board of Directors. For 2017, CVB Financial Corp. contributed $1,356,904, or 2.50% of total eligible employee base salary and bonus, to our Profit Sharing Plan. Of this amount, a total of $23,652 was contributed to the accounts of our five NEOs. Messrs. Myers, Brager and Harvey each received respective Profit Sharing Plan contributions of $6,750 for 2017, whereas Mr. Nicholson received a Profit Sharing Plan contribution of $3,402, and

Mr. Farnsworth received no Profit Share Plan contribution for 2017. In the cases of Messrs. Nicholson and Farnsworth, their smaller or zero contribution amounts reflected the respective dates on which they commenced employment with the Company in 2016 and the interplay of those dates with the Plan eligibility requirements summarized above.

Deferred Compensation Program

The Compensation Committee has the discretion to contribute amounts to Christopher D. Myers’ deferred compensation plan, and CVB Financial Corp. has guaranteed Mr. Myers a fixed annual rate of return of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined under the plan) plus 2% to the extent, if any, that it exceeds the fixed rate of 6%. The Compensation Committee agreed to this rate of return when Mr. Myers was initially hired in 2006 in order to induce him to join CVB Financial Corp.

We also have a broader based deferred compensation program for certain other senior employees, including the other NEOs and our directors. There is no guaranteed rate of earnings on this broader deferred compensation program. These programs allow the NEOs, directors and other program participants to realize certain tax deferral benefits for compensation that they otherwise earn, as permitted by the applicable deferred compensation plan.

Health and Welfare Benefits

Health and welfare benefits are an additional part of compensation. We offer our employees a full range of medical, dental, vision, life and long-term disability coverage. All employees, including our NEOs, pay approximately 25% of the costs, while the Company pays the remaining 75%. We believe these benefits are comparable to those offered to employees by our peer group banks and financial institutions.

Change in Control Agreements and Severance Arrangements

To ensure the continuity of management in the event of a change in control of the Company, each of our current NEOs, other than our President and Chief Executive Officer, has entered into a Severance Compensation Agreement with change in control features. Our President and Chief Executive Officer has specific change in control features incorporated into his existing employment agreement. The specific change in control arrangements for Mr. Myers and our other NEOs are summarized in the section of this proxy statement on “Potential Payments Upon Termination or Change in Control.”

In order to receive severance benefits under the change in control provisions, both of the following events must occur: (x) there must be a change in control of CVB Financial Corp. or Citizens Business Bank, and (y) either the executive’s employment is terminated by the Company or its successor entity, or the executive resigns his employment for good reason, in each case within one year of the occurrence of that change in control.

Under the terms of both Mr. Myers’ 2014 Employment Agreement and the respective Severance Compensation Agreements applicable to our four other NEOs, (i) “change in control” is generally defined as a person or group action that changes more than 50% of the stock ownership or voting power of the Company, a majority of the membership of our Board of Directors, or the ownership of more than 50% of the gross fair market value of the assets of Citizens Business Bank, and (ii) “good reason” is generally defined as a reduction or diminution of the executive’s base salary, benefits, title, authority, duties or responsibilities, or a forced relocation of more than 50 miles.

The Compensation Committee believes that this “double trigger” change in control severance compensation arrangement for Mr. Myers and our other four NEOs helps to strike the right balance between facilitating continuity of management and ensuring successful integration in the event of a change in control, on the one hand, and allowing each NEO some degree of protection by enabling the named executive to be appropriately compensated if the successor company decides to terminate the NEO or otherwise materially change the conditions of the NEO’s employment, on the other hand.

Additionally, under the Company’s 2008 Equity Incentive Plan, and Mr. Myers’ 2014 Employment Agreement, all outstanding unvested stock options or restricted stock would accelerate upon the occurrence of a change in control, whether or not the named executive is terminated or resigns for good reason.

For further information regarding these change in control provisions, see the section of this proxy statement on “Potential Payments Upon Termination or Change in Control” below.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to our NEOs in any fiscal year to $1 million per individual. Prior to 2018, this deduction limitation did not apply to compensation that met certain requirements to be considered performance-based. As a result of amendments made to Section 162(m) by the Tax Cuts and Jobs Act of 2017, performance-based compensation is now included in compensation subject to the $1 million annual deduction limitation. The Compensation Committee has considered the impact of Section 162(m), and for 2017 has attempted, to the extent appropriate, to implement compensation policies and practices resulting in performance-based compensation exempt from the deduction limits of Section 162(m).

At present, the California Revenue and Taxation Code has not been conformed to the recent amendments to Section 162(m), so that, unless and until the California law also is changed, performance-based compensation may be deductible in determining the Company’s California franchise tax liability without regard to the $1 million limitation. For this reason, the Compensation Committee may continue to provide performance-based compensation that meets the pre-amendment requirements of Section 162(m), to the extent, if any, that California tax law may continue to exempt such compensation from its $1 million annual deduction limitation.

The Company’s annual incentive compensation plans for our NEOs have been designed generally to satisfy the requirements for performance-based compensation not subject to the Section 162(m) deduction limit prior to the recent tax law change. The Company’s current Executive Incentive Plan, pursuant to which the annual incentive compensation earned by our NEOs for fiscal year 2017 has been paid, was approved by our shareholders at our annual meeting in 2015, so as to meet the requirement that the material terms of a performance-based compensation plan be disclosed to and approved by our shareholders. In order to maintain deductibility of performance-based compensation under the California tax law counterpart to Section 162(m), the performance criteria of the Executive Incentive Plan would need to be re-approved by our shareholders every five years. If the exemption from the $1 million deduction limitation for performance-based compensation remains in effect under California tax law, we would consider submitting the performance criteria under our Executive Incentive Plan for re-approval by our shareholders at our annual meeting in 2020.

Stock options granted under our 2008 Equity Incentive Plan are intended to qualify as performance-based compensation that is exempt from the deduction limitation under Section 162(m), and we believe that our stock options granted on or before November 2, 2017 will continue to so qualify. However, as a result of the recent tax law change, income recognized in 2018 and later years on exercise of options granted after November 2, 2017, will not be exempt from the Section 162(m) deduction limitation. Even though income recognized from stock options and other awards granted in the future will not be exempt from the Section 162(m) deduction limitation, we have included provisions in our 2018 Equity Incentive Plan, for which shareholder approval is being sought under Proposal 4 of this Proxy Statement, that would allow us to grant stock options, stock appreciation rights and other performance awards under the 2018 Equity Incentive Plan that could qualify as performance-based for California tax deduction purposes, so that income recognized on exercise of such stock options may continue to be exempt from the deduction limitation under current California tax law.

The Compensation Committee believes that shareholder interests are best served if it has discretion and flexibility to award compensation to our executives that is not performance-based for tax deduction purposes and that is not restricted to $1 million annually, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved bonus compensation and equity grants for our Chief Executive Officer that may not be fully deductible because of Section 162(m) requirements and may approve other compensation that is not deductible for income tax purposes.

The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to maintain our ability to attract and retain key executives while taking into account the deductibility of compensation programs. The Compensation Committee has retained the flexibility, however, to pay compensation which is not deductible for tax purposes because it believes that doing so permits it to take into consideration factors that are consistent with good corporate governance and the best interests of our shareholders.

Discussion of Compensation Policies and Practices Related to Risk Management

The Compensation Committee noted that, while CVB Financial Corp.’s incentive compensation programs reward employees, including senior executives, based in part on their business line performance and the achievement of certain performance objectives, specifically net profit after tax, loan and deposit growth, fee income, and operating expense management, which presented the potential for excessive risk taking, CVB Financial Corp. also has a practice of paying long-term compensation as a significant portion of total compensation and an emphasis on overall performance in making bonus compensation decisions. Additionally, the Compensation Committee found that CVB Financial Corp., through the monitoring of its Audit Committee and the Risk Management Committee of Citizens Business Bank, has appropriate compliance, internal control, and disclosure review and reporting programs, including regular review by the Loan Committee of both underwriting standards and Citizens Business Bank’s major banking relationships. Further, Citizen Business Bank’s Chief Risk Officer actively oversees the Company’s compliance with the requirements of the Risk Management Policy and Program, acts as chair of the management-level Compliance Committee at Citizens Business Bank, and is in regular contact with the foregoing Board committees to address material risks. Finally, we believe that CVB Financial Corp.’s stock ownership guidelines and the prohibition on, and right to discipline employees and/or “claw back” bonus payments for, manipulating financial statements or business goals for compensation purposes in accordance with our Code of Ethics, also contribute to mitigating any risks associated with compensation incentives. Ultimately, the Compensation Committee has determined that the foregoing measures provided adequate safeguards that should either prevent or discourage excessive risk taking.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filings, except to the extent we specifically incorporate this Report by reference.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Raymond V. O’Brien III (Chair)	Anna Kan
George A. Borba, Jr	Kristina M. Leslie
Stephen A. Del Guercio	Hal W. Oswalt
Rodrigo Guerra, Jr.

Summary of Compensation

The following table sets forth the compensation awarded to, earned by or paid for services received by our NEOs for the last three fiscal years ended December 31, 2017, 2016 and 2015 (or such shorter periods of time as such executives have been serving us as NEOs).

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)(4)	Stock Awards ($)(5)(6)	Option Awards ($)(5)(6)	Non- Equity Executive Incentive Plan Comp. ($)(7)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(8)	All Other Comp. ($)(9)	Total ($)

Christopher D. Myers	2017	800,000	160,000	—	—	800,000	252,891	68,748	2,081,639

President and CEO of the Company and the Bank	2016	800,000	240,000	—	—	580,000	169,726	68,759	1,858,485
	2015	800,000	160,000	—	—	560,000	118,126	58,968	1,697,094

E. Allen Nicholson(1)	2017	313,461	43,400	114,450	—	161,200	—	47,418	679,929

EVP, Chief Financial Officer of the Company and the Bank	2016	180,833	125,271	249,300	58,865	49,729	—	18,883	682,881

David A. Brager	2017	331,923	52,000	171,675	—	136,500	—	66,004	758,102

EVP, Sales Division Manager of the Bank	2016	325,000	48,750	261,600	—	105,625	—	62,935	803,910
	2015	300,000	45,000	—	—	90,000	—	60,292	495,292

David F. Farnsworth(1)	2017	285,000	11,400	—	—	114,000	—	43,537	453,937

EVP, Chief Credit Officer of the Bank	2016	129,262	81,463	170,300	58,719	45,242	—	12,548	497,534

David C. Harvey	2017	331,923	45,500	114,450	—	175,500	—	70,349	737,722

EVP, Chief Operations Officer of the Bank	2016	325,000	48,750	261,600	—	97,500	—	65,296	798,146
	2015	300,000	30,000	—	—	157,500	—	62,682	550,182

(1)	Mr. Nicholson and Mr. Farnsworth commenced their employment with the Company on June 1, 2016 and July 18, 2016, respectively, so no compensation for 2015 is reportable.
(2)	These are the annual salaries paid to our NEOs for each of the years indicated. However, the annual salaries for our NEOs in effect as of March 1, 2017, which were the salary levels used for computation of executive incentive plan and supplemental bonus plan compensation as percentages of base salary, were $800,000 for Mr. Myers, $310,000 for Mr. Nicholson, $325,000 each for Mr. Brager and Mr. Harvey, and $285,000 for Mr. Farnsworth.
(3)	The amounts shown in column (d) for 2017 reflect the cash bonus compensation awards paid to Messrs. Myers, Nicholson, Brager, Farnsworth and Harvey under their respective Supplemental Bonus Plans.
(4)	The amounts shown in column (d) for 2016 and 2015 reflect the discretionary bonus compensation component paid to each of our NEOs with respect to their “Overall Job Performance” under their respective combined incentive and bonus compensation plans in effect for those years. For 2016 only, included in the cash bonus awards paid to Messrs. Nicholson and Farnsworth were signing bonuses in the amount of $75,000 each. Also for 2016 only, Mr. Nicholson was guaranteed minimum aggregate incentive compensation and bonus in the amount of $100,000, so Mr. Nicholson’s bonus shown in column (d) includes the excess of Mr. Nicholson’s guaranteed bonus ($50,271) over the pro-rated amount awarded to him under his 2016 performance incentive compensation plan (which was $49,729 as set forth in column (g) above).

(5)	Restricted stock and option grants were awarded to Mr. Myers in connection with the renewal of his Employment Agreement with the Company in 2014, and were intended to cover the five-year term of his Employment Agreement. These restricted stock and option awards are described below in the section of this proxy statement on “Employment Agreement with Chief Executive Officer.” The restricted stock grants to the Company’s other NEOs are further described below in the section of this proxy statement on “Grants of Plan-Based Awards.”
(6)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts in columns (e) and (f) represent the applicable full grant date fair values of stock awards and stock options in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. These amounts correspond to our accounting expense and do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the respective year end.
(7)	The amounts shown in column (g) reflect the cash performance incentive compensation awards paid to Messrs. Myers, Nicholson, Brager, Farnsworth and Harvey pursuant to our Executive Incentive Plan, based on the objective criteria established by the Compensation Committee under such Plan in February 2017, and determined by the Compensation Committee in February 2018 based on the Company’s 2017 performance results.
(8)	The amount included in column (h) for 2017 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers through December 31, 2017.
(9)	The amounts shown in column (i) reflect the following for each of the executives for 2017:
a.	Mr. Myers’ other compensation represents $11,820 for country club dues, $27,357 for health benefits, $816 for life insurance premiums, $14,850 for contributions to the 401(k)/Profit Sharing Plan, $4,611 for the personal use of a company car, a $150 gift card and $9,144 for expenses associated with his spouse’s attendance with him at certain business conferences and seminars.
b.	Mr. Nicholson’ other compensation represents $20,550 for health benefits, $816 for life insurance premiums, $11,520 for contributions to the 401(k)/Profit Sharing Plan, $14,400 auto allowance and a $150 gift card.
c.	Mr. Brager’s other compensation represents $7,290 for country club dues, $27,376 for health benefits, $816 for life insurance premiums, $14,850 for contributions to the 401(k)/Profit Sharing Plan, $14,400 auto allowance, a $150 gift card and $1,121 for expenses associated with his spouse’s attendance with him at certain business conferences and seminars.
d.	Mr. Farnsworth’s other compensation represents $20,110 for health benefits, $777 for life insurance premiums, $8,100 for contributions to the 401(k)/Profit Sharing plan, $14,400 auto allowance and a $150 gift card.
e.	Mr. Harvey’s other compensation represents $11,697 for country club dues, $27,377 for health benefits, $816 for life insurance premiums, $14,850 for contributions to the 401(k)/Profit Sharing Plan, $14,400 auto allowance, a $150 gift card and $1,059 for expenses associated with his spouse’s attendance with him at certain business conferences and seminars.

Pay Ratio Disclosure

We are providing the following information to comply with Item 402(u) of Regulation S-K.

For 2017, the annual total compensation of our median employee other than our CEO was $75,147. Our median employee’s annual total compensation was determined using the same methodology we used to determine the annual total compensation of our NEOs, which, along with our CEO’s compensation, included the cost to the Company of specified employee benefits provided on a non-discriminatory basis, including group health care coverage. For 2017, the annual total compensation of our CEO was $2,081,639, as set forth in the Summary Compensation Table included in this proxy statement. Accordingly, the ratio of our CEO’s compensation to the median employee’s compensation was 27.7 to 1. We believe that the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2017 from our entire workforce on such date of approximately 845 full-time and part-time employees based upon cash compensation from their Form W-2s for the period from January 1, 2017 to December 31, 2017.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

Grants of Plan-Based Awards

The following table illustrates (i) cash performance incentive awards under the 2017 Performance Compensation Plans for each of our CEO and four other NEOs (“2017 PCPs”), under our 2015 Executive Incentive Plan, (ii) cash bonus compensation awards under the 2017 Supplemental Bonus Plans for each of our CEO and for other NEOs (“2017 Bonus Plans”) and (iii) equity awards under the 2008 Equity Incentive Plan to our NEOs during 2017.

	Grant Type	Grant Date	Estimated Possible Payouts Under Non- Equity Performance Incentive Plan Awards			Estimated Possible Payouts Under Supplemental Bonus Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)(1)	Threshold ($)	Target ($)	Maximum ($)(2)

Christopher D. Myers	Cash Incentive	3/22/2017	480,000	640,000	960,000				—	—

	Cash Bonus	3/22/2017				0	120,000	240,000

E. Allen Nicholson	Cash Incentive	3/22/2017	62,000	124,000	186,000

	Cash Bonus	3/22/2017				0	31,000	62,000

	Restricted Stock Award	11/15/2017							5,000	114,450

David A. Brager	Cash Incentive	3/22/2017	65,000	130,000	195,000

	Cash Bonus	3/22/2017				0	32,500	65,000

	Restricted Stock Award	11/15/2017							7,500	171,675

David F. Farnsworth	Cash Incentive	3/22/2017	57,000	114,000	171,000

	Cash Bonus	3/22/2017				0	28,500	57,000

David C. Harvey	Cash Incentive	3/22/2017	65,000	130,000	195,000

	Cash Bonus	3/22/2017				0	32,500	65,000

	Restricted Stock Award	11/15/2017							5,000	114,450

(1)	Represents the maximum amount which could be earned by each named executive officer, based upon his base salary level in effect as of March 1, 2017, under his respective 2017 PCP, as described in the section of this proxy statement on “Compensation Discussion and Analysis.”

(2)	Represents the maximum amount which could be earned by each named executive officer, based upon his base salary level in effect as of March 1, 2017, under his respective 2017 Supplemental Bonus Plan, as described in the section of this proxy statement on “Compensation Discussion and Analysis.”
(3)	For information on equity grant valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for the applicable year end. In the case of restricted stock awards, the fair value is computed as the number of shares awarded multiplied by the closing price of our stock on the date of grant.

Discussion of Summary Compensation and Grant of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreement with Chief Executive Officer

On February 4, 2014, CVB Financial Corp. and Citizens Business Bank entered into an employment agreement with Christopher D. Myers, in his capacity as the President and Chief Executive Officer of CVB Financial Corp. and Citizens Business Bank (“2014 Employment Agreement”) that replaced his previous Employment Agreement that commenced in 2009.

The 2014 Employment Agreement has a term of five years ending on February 3, 2019 and provides for, among other things, (a) a minimum base salary of $800,000 per year; (b) an annual bonus consistent with Citizens Business Bank’s applicable Executive Incentive Plan, based upon Mr. Myers’ performance and accomplishment of business and financial goals during the applicable fiscal year and the overall financial performance of Citizens Business Bank; (c) the one-time grant of a restricted stock award of 300,000 shares of CVB Financial Corp.’s common stock under our 2008 Equity Incentive Plan; (d) the one-time grant of stock options to purchase 150,000 shares of CVB Financial Corp.’s common stock under our 2008 Equity Incentive Plan; (e) continued participation in a deferred compensation program created for Mr. Myers’ benefit with a guaranteed minimum 6% earnings rate; (f) eligibility to participate in group benefit plans and programs of CVB Financial Corp.; (g) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. Myers in connection with his use of a Bank-provided automobile; (h) reimbursement for the reasonable cost of one country club membership and an additional country club membership at the discretion of Citizens Business Bank; and (i) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. Myers in connection with the performance of his duties as President and Chief Executive Officer of CVB Financial Corp. and Citizens Business Bank.

The restricted stock grant of 300,000 shares, and the grant of stock options to purchase 150,000 shares, each vest in five equal installments on each anniversary of the date of the grants. Dividends are paid on Mr. Myers’ restricted stock at the same rate as dividends declared on all other shares of our common stock. In the event of a change in control of CVB Financial Corp. or Citizens Business Bank, all the vesting restrictions lapse. The Compensation Committee has the authority, in its sole and absolute discretion, to remove any or all of the vesting restrictions on the stock and option grants.

In view of the pending expiration of Mr. Myers’ 2014 Employment Agreement in early 2019, the Compensation Committee has commenced preliminary discussions with Mr. Myers regarding the renewal of his Employment Agreement, but the specific terms and conditions of any such renewal remain subject to further negotiations.

Outstanding Equity Awards

The following table lists the outstanding equity awards for our named executive officers that had outstanding equity awards at December 31, 2017. All of the awards have been adjusted for the stock dividends and stock splits declared by CVB Financial Corp. since the grant date, if any. Unless otherwise specified, the option awards listed vest at a rate of 20% per year (i.e., over a five-year period from the date of grant) and expire ten years from the date of grant, and the restricted stock awards vest over a five-year period from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock (#) That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)

Christopher D. Myers	69,537	60,000(1)	14.66	2/4/2024	120,000(1)	2,827,200

	50,948	—	8.61	9/16/2019

E. Allen Nicholson	3,000	12,000(2)	16.62	6/22/2026	10,000(3)	235,600

					5,000(8)	117,800

David F. Farnsworth	3,000	12,000(4)	17.03	7/20/2026	8,000(4)	188,480

David A. Brager					1,500(5)	35,340

					6,000(6)	141,360

					12,000(7)	282,720

					7,500(8)	176,700

David C. Harvey	10,000	—	11.82	3/21/2022	1,500(5)	35,340

					6,000(6)	141,360

					12,000(7)	282,720

					5,000(8)	117,800

(1)	One-half of the unvested options and unvested shares vested on February 4, 2018, and one-half will vest on February 4, 2019.
(2)	One-fourth of the unvested options vest on each June 22, 2018, 2019, 2020 and 2021.
(3)	The terms for this grant, which was awarded to Mr. Nicholson in connection with the commencement of his employment at the Company, provide for vesting in equal increments over a three-year period instead of a five-year period. One-half of the remaining unvested shares vest on each June 22, 2018 and 2019.
(4)	One-fourth of the unvested options and unvested shares vest on each July 20, 2018, 2019, 2020 and 2021.
(5)	The unvested shares vest on September 18, 2018.
(6)	One-half of the unvested shares vest on each November 19, 2018 and 2019.
(7)	One-fourth of the unvested shares vest on each October 19, 2018, 2019, 2020 and 2021.
(8)	One-fifth of the unvested shares vest on each November 15, 2018, 2019, 2020, 2021 and 2022.
(9)	The market value of the stock awards represents the product of the closing price of CVB Financial Corp. common stock on December 31, 2017, which was $23.56, and the number of shares underlying such awards.

Option Exercises and Stock Vested

The following table lists option exercises and stock vested during the year-ended December 31, 2017.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher D. Myers	156,821	2,238,821	60,000	1,363,200
E. Allen Nicholson	—	—	5,000	107,700
David A. Brager	2,000	20,020	8,500	195,175
David F. Farnsworth	—	—	2,000	43,760
David C. Harvey	—	—	8,500	195,175

(1)	Represents the product of the number of shares acquired on option exercise and the difference between the closing price of our common stock on the exercise date and the option exercise price.
(2)	Represents the product of the number of shares acquired on vesting and the closing price of our common stock on the vesting date.

The following table provides information as of December 31, 2017, with respect to shares of CVB Financial Corp. common stock that may be issued under our equity compensation plans.

Equity Compensation Plan Information

(a)	(b)	(c)	(d)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(b))
Equity compensation plans approved by security holders	587,915	$13.12	583,192
Equity compensation plans not approved by security holders	—	—	—
Total	587,915	$13.12	583,192

Deferred Compensation

Christopher D. Myers may defer up to 75% of his base salary and up to 100% of his bonus under the CVB Financial Corp. Deferred Compensation Plan for Christopher D. Myers, adopted effective January 1, 2007 for his benefit, for each calendar year in which the Plan is effective. CVB Financial Corp. has the discretion to make additional contributions to the Plan for the benefit of Mr. Myers. Interest is credited to Mr. Myers’ account balance at the greater of a fixed rate of 6% or a rate equal to the sum of the Treasury Bond Rate (as defined in the Plan) plus 2%. The Compensation Committee has the discretion to make available to Mr. Myers one or more measurement funds, based on certain mutual funds, for the purpose of crediting or debiting additional amounts to Mr. Myers’ deferrals. The amount to be credited to Mr. Myers’ account balance is determined assuming Mr. Myers’ account balance had been hypothetically allocated among the measurement funds.

Mr. Myers was given the election to receive all or part of his Plan balance following retirement in one lump sum or in annual installments for a period of up to 15 years. On January 1, 2014, a First Amendment to this Plan was adopted which provides for additional distribution elections for any deferrals made by Mr. Myers after the effective date of the Amendment. We may delay payment to Mr. Myers under this Plan to the extent necessary to allow us to deduct the full amount of the payment without limitation under Section 162(m) of the Internal Revenue Code, although the efficacy of any such delay has been substantially impacted by the enactment of the Tax Cuts and Jobs Act of 2017 and its amendments to Section 162(m). See the section of this proxy statement on “Tax Deductibility and Executive Compensation.”

We also adopted the Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007, for the benefit of our directors and named executive officers (other than Mr. Myers) and certain other executives and employees. Under this Plan, each participant may defer up to 90% of his or her base salary and up to 100% of his or her bonus, any commission, and any independent contractor compensation, for each calendar year in which the Plan is effective. This Plan does not provide for a guaranteed yield or return.

Effective October 17, 2014, a “Rabbi Trust” was established for deferral amounts and any earnings thereon under both of our Deferred Compensation Plans, pursuant to IRS Revenue Procedure 92-64. The purpose of the “Rabbi Trust” is to protect the participants’ deferral and distribution elections regarding the funds in the Company’s two Deferred Compensation Plans in the event of a change of control involving the Company, although such funds will not be protected from claims of creditors in the event of any bankruptcy or insolvency of the Company.

The following table shows contributions and earnings during 2017 and account balances as of December 31, 2017, under CVB Financial Corp.’s nonqualified Deferred Compensation Plan for Mr. Myers and our other NEOs pursuant to our nonqualified Deferred Compensation Plan for Directors and Certain Specified Officers.

Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Christopher D. Myers	1,083,000	—	432,409	—	7,984,403
E. Allen Nicholson	26,000	—	1,684	—	27,684
David A. Brager	25,832	—	24,049	—	201,741

(1)	These amounts relate to compensation which was reported in the 2017 Summary Compensation Table.
(2)	Reflects earnings on deferred compensation (d) and the deferred compensation balance (f) for the named executive officer under the applicable Deferred Compensation Plan.
(3)	Of the amount included in column (d), $252,891 represents the amount of interest which exceeds 120% of the applicable federal long-term rate (as prescribed under Section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers at December 31, 2017, as reported in the Summary Compensation Table. Of the amount included in column (f), $579,665 presents the aggregate amount of the above-market earnings reported as compensation to Mr. Myers in the Company’s Summary Compensation Table for prior years as presented.

Potential Payments Upon Termination or Change in Control

We have Severance Compensation Agreements with each of our named executive officers, except for Mr. Myers, whose 2014 Employment Agreement provides for separate termination payments upon his termination of employment whether unrelated to a change in control or in connection with a change in control. Under Mr. Myers’ 2014 Employment Agreement, if he is terminated for cause or as a result of his death, he will be paid his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. If Mr. Myers’ employment is terminated without cause (other than in connection with a “change in control” as defined in the 2014 Employment Agreement), then Mr. Myers will be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to two times his then-current annual base salary. The additional payments will be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code.

If Mr. Myers’ employment is terminated by the Company or its successor entity within one year following a change in control or within 120 days prior to a change in control of CVB Financial Corp. or Citizens Business Bank, or Mr. Myers resigns his employment for “good reason” (as defined in his 2014 Employment Agreement) within one year following a change in control, Mr. Myers would be entitled to receive (i) his base salary earned through the termination date, plus any accrued but unused vacation pay, and (ii) additional payments in an amount equal to two times his annual base salary for the last calendar year immediately preceding the change in control, plus two times the average annual bonus he received for the last two calendar years ended immediately preceding the change in control. The additional payments will be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period, subject to a delay in payment of amounts due within the first six months following termination if and to the extent required by Section 409A of the Internal Revenue Code.

If Mr. Myers’ employment is terminated in connection with a disability, Mr. Myers would be entitled to an amount equal to the difference between any insurance proceeds he is entitled to receive under Citizens Business Bank’s insurance plans and his base salary for 12 months. The payments will be made in equal installments on Citizens Business Bank’s normal payroll dates over a 12-month period.

The receipt by Mr. Myers of additional payments in connection with his termination without cause, upon his disability, or in connection with a change in control, is conditioned upon execution of a release in favor of CVB Financial Corp. and Citizens Business Bank. In addition, Mr. Myers has agreed in his employment agreement not to solicit any customers or fellow employees of the Company for a period of one year following his termination of employment.

Our other four current NEOs are entitled to severance only in limited circumstances following a change of control, as described above in the section of this proxy statement on “Change in Control Agreements.” Specifically, our Severance Compensation Agreements were amended and restated, effective on January 1, 2018, to provide that, in the event any of our NEOs terminates his employment for “good reason” or his employment is terminated during the 120 day period prior to a change of control, or during the one year period following a change in control, for any reason (other than for cause), the NEO concerned will receive an amount equal to twice such executive’s annual base compensation for the most recent calendar year plus two times the average of the last two years’ bonuses paid to such executive immediately preceding the change in control. This amount will be paid in 24 equal monthly installments (without interest or other adjustment) on the first day of each month commencing with the first such date that is at least six (6) months after the date of the NEO’s “separation from service” (as such term is defined for purposes of Section 409A of the Internal Revenue Code pursuant to Treasury Regulations and other guidance promulgated thereunder) and continuing for successive months thereafter.

In addition, under the terms of the 2008 Equity Incentive Plan, upon a “change of control” of the Company, unless otherwise stated in an award agreement, awards granted under the Plan become fully exercisable as of the date of the change in control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control.

The Compensation Committee believes these change in control agreements are important for the Company’s executives. By means of these agreements, CVB Financial Corp. believes it is more likely that an executive would remain in place to facilitate continuity of management and/or to assist an acquirer through the term of a change in control. These agreements also assist an executive who may be displaced because of the change in control.

The table below reflects the amount of compensation that would be awarded to each of our NEOs in the event of termination of such executive’s employment under the circumstances described below. The amounts shown assume that such termination was effective as of December 31, 2017, and thus is based upon amounts earned through such time and are estimates of the amounts which would be paid to the respective executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation.

Payments Made Upon Termination

Regardless of the manner in which a NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	Incentive and/or bonus compensation earned during the year, as long as the executive is employed on the date such incentive and/or bonus compensation is paid;
•	Stock options or restricted stock which has already vested;
•	Amounts contributed under the 401(k)/Profit Sharing Plan (including the vested portions of any Company contributions) and under any applicable Deferred Compensation Plan; and unused vacation pay.

Since these earned amounts would be payable to employees or officers generally, they are not included in the table below, which describes the potential and specific payments to which our NEOs are or would be entitled upon termination.

Payments Made Upon Retirement

Other than the items identified immediately above under “Payments Made Upon Termination” and in the next paragraph, our NEOs receive no benefits in the event of retirement, except that the 2008 Equity Incentive Plan permits the Compensation Committee to accelerate the vesting of stock options and to reduce the period of restriction on restricted stock to less than three years in the event the continuous service of an employee or consultant terminates due to retirement or death.

Payments Made Upon Death or Disability

In the event of the death or disability of a NEO, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the NEO will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Potential Payments Upon Termination of Employment

Name	Cash Severance Arrangements/ Compensation ($)(1)	Acceleration of Unvested Options and Stock Awards ($)(2)	Total Termination Benefits ($)

Christopher D. Myers

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)(3)	1,600,000	—	1,600,000

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with Change in Control	3,380,000	3,361,200	6,741,200

Death	—	—

Disability(4)	356,806	—	356,806

E. Allen Nicholson

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with Change in Control	934,600	436,680	1,371,280

Death	—	—	—

Disability	—	—	—

David A. Brager

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with Change in Control	1,012,875	636,120	1,648,995

Death	—	—	—

Disability	—	—	—

David F. Farnsworth

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with Change in Control	747,105	266,840	1,013,945

Death	—	—	—

Disability	—	—	—

David C. Harvey

Voluntary Termination or Retirement	—	—	—

Involuntary Termination (other than For Cause)	—	—	—

Involuntary Termination (For Cause)	—	—	—

Termination in Connection with Change in Control	1,037,250	577,220	1,614,470

Death	—	—	—

Disability	—	—	—

(1)	This column includes two times base compensation plus two times the average of the last two years’ annual bonus, except as specified in footnotes (3) and (4).
(2)

Amounts represents the sum of (x) the shares of unvested restricted stock each individual held at December 31, 2017 times the closing price of the Company’s shares on December 31, 2017, and (y) the number of unvested stock options each individual held at December 31, 2017 times the closing price of the Company’s shares on December 31, 2017, minus (z) the exercise price of such unvested stock options times the number of such unvested stock options granted. The 2008 Equity Incentive Plan permits the Compensation Committee to accelerate the vesting of stock options and reduce the period of restriction on restricted stock to less than three years in the event the continuous service of the employee or consultant terminates due to retirement or death.
(3)	Amount represents two times base salary.
(4)	Amount represents the difference between one times base salary and anticipated disability insurance payments.

Director Compensation

CVB Financial Corp. uses a combination of cash and stock-based compensation to attract and retain qualified individuals to serve as directors. Each director is expected to own $100,000 in CVB Financial Corp. stock within one year of becoming a director as a minimum ownership position.

Only non-employee directors are entitled to receive monthly cash compensation for serving on our Board of Directors. Each director who is not a Vice Chairman or Chairman of the Board receives $5,000 per month for an annualized total of $60,000. Our Vice Chairman receives $8,333 monthly or an annualized total of $100,000 for the year. Our Chairman of the Board receives $11,917 per month, totaling $143,000 on an annualized basis. The Board of Directors holds monthly meetings of the Board of Directors and its committees, and also meets in various committees on other occasions. Our Chairman and Vice Chairman meet separately from time to time with our President and Chief Executive Officer, forming the Executive Committee of the Board of Directors.

Prior to 2017, CVB Financial Corp. typically awarded restricted stock and/or stock options to non-employee members of the Board of Directors every two years, with such awards generally ranging from 4000 to 10,000 shares of restricted stock during the five-year period preceding 2017. At the February 2017 meeting of the Compensation Committee, however, it was decided that it would be preferable for the members of our Board of Directors to receive equity grants on a more frequent annual as opposed to biennial basis, but to authorize such annual awards in relatively smaller share increments, so the overall value of the awards to our directors over time would be reasonably consistent with our historical practices. This decision by the Compensation Committee was informed by a review of director compensation conducted in September 2016 by Cook, the Committee’s outside compensation consultant, and reflected the Committee’s view that such annual grants to our directors would be more consistent with (i) director equity compensation practices at peer companies, and (ii) achieving a level of award value which is tied more precisely to the average price of CVB Financial Corp.’s stock price over the course of each director’s years of service.

Accordingly, at our Compensation Committee meeting on March 22, 2017, the Committee approved grants in the form of regular restricted stock awards of 3,000 shares each to be issued to our non-employee directors. At the same meeting, following consultation with Cook, the Board approved an Amendment to the 2008 Equity Incentive Plan which reduced the minimum period of restriction with respect to restricted stock grants awarded under such Plan to one year as opposed to three years from the date of grant. Subsequently, at the meeting of the Compensation Committee on July 19, 2017, following his accession to our Board on July 1, 2017, Rodrigo Guerra, Jr. received a similar initial restricted stock grant of 3,000 shares.

In August 2011, the Company changed its policy of allowing non-employee members of the Board of Directors to participate in the Company’s health and welfare benefit plans. Directors who joined our Board of Directors after August 2011, who currently comprise all our non-employee directors, are not entitled to receive health and welfare benefits from the Company. However, directors who joined the Board of Directors prior to August 2011 were allowed to continue to participate in the Company’s health and welfare benefit plans at the same level and extent as the employees of CVB Financial Corp., and it was decided that, for individuals who were directors at that time, such benefits would continue to be offered until the individual termination dates of their services as one of our directors. During 2017, Robert M. Jacoby, C.P.A. was the only remaining director who was eligible to participate in the Company’s health and welfare benefit plans, but such coverage ceased for Mr. Jacoby upon his retirement from our Board of Directors on May 17, 2017. During his tenure as a director, Mr. Jacoby paid the same amount for insurance as our employees of a similar age and dependency status.

The Compensation Committee engaged Cook, in September 2016, to perform a specific review of Board of Directors’ compensation, following a separate but similar review of the director compensation in 2014. The Compensation Committee intends to conduct periodic reviews of our director compensation using outside compensation consultants and other available information because the Committee believes that retention and continuity of board service is important to our success, and because we seek to provide an appropriate blend of cash compensation and equity-based incentives to better align board and shareholder perspectives and interests. Based on the most recent review conducted by Cook, compensation for director service is in approximately a median range compared to peer companies.

As noted above, in the section of this proxy statement on “Peer Group Considerations and the Compensation Consultant,” the Compensation Committee believes that the appropriate level of total compensation for our non-executive, independent directors should be targeted within a range of between the median and 75th percentiles of our designated peer group, and the Committee believes that the cash retainer adjustments and equity grants help accomplish this objective. In addition, as described above, our directors can participate in our Deferred Compensation Plan for Directors and Certain Specified Officers, effective as of February 21, 2007, which allows for the benefit of our directors and named executive officers (other than Mr. Myers) and certain other executives and employees. Under this Plan, each participant may defer up to 90% of his or her base salary and up to 100% of his or her bonus, any commission, and any independent contractor compensation, for each calendar year in which the Plan is effective. This Plan does not provide for a guaranteed yield or return.

The following table summarizes the compensation earned or paid to our non-employee directors during 2017. As noted above, in July, 2017, Mr. Guerra commenced his service on our Board or Directors, so the amounts paid to him as director compensation reflect his specific dates of service during the Company’s 2017 fiscal year. Compensation paid to Christopher D. Myers is set forth in the Summary Compensation Table, because Mr. Myers is a NEO and does not receive separate compensation for serving on our Board of Directors.

Director Compensation in 2017

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Awards ($)(2)	Stock Option Awards ($)(2)	All Other Comp ($)(3)	Total ($)
George A. Borba, Jr. (Vice-Chairman)	100,000	63,240	—	—	163,240
Stephen A. Del Guercio	60,000	63,240	—	—	123,240
Rodrigo Guerra, Jr.(4)	30,000	66,210	—	—	96,210
Anna Kan	60,000	63,240	—	—	123,240
Kristina M. Leslie	60,000	63,240	—	—	123,240
Raymond V. O’Brien III (Chairman)	143,000	63,240	—	945	207,185
Hal W. Oswalt	60,000	63,240	—	—	123,240
Robert M. Jacoby, C.P.A.(5)	25,000	—	—	7,273	32,273

(1)	As noted above, each of our directors receives director fees of $5,000 per month; our Chairman, Mr. O’Brien, receives compensation of $11,917 per month; and our Vice-Chairman, Mr. Borba, receives compensation of $8,333 per month.

(2)	Pursuant to SEC regulations regarding the valuation of equity awards, each amount under Restricted Stock Awards and Stock Options Awards represents the applicable full grant date fair values of the restricted stock award or stock option award, as applicable, in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. These amounts correspond to our accounting expense and do not correspond to the actual value that will be realized by the director. For information on the valuation assumptions, refer to the Note on “Stock Option Plans and Restricted Stock Awards” in the financial statements filed with our Annual Report on Form 10-K for 2017.
(3)	All other compensation represents health and welfare benefits and expenses associated with the director’s spouse’s attendance at certain business conferences and seminars. As noted above, the Company discontinued offering health and welfare benefits to new directors in August 2011, but the Company did continue to provide such benefits to Mr. Jacoby until his retirement from our Board of Directors on May 17, 2017, since he had joined the Board of Directors prior to August 2011 and served as a Director during a portion of 2017.
(4)	Mr. Guerra was appointed to our Board of Directors effective on July 1, 2017.
(5)	Mr. Jacoby retired from the Board on May 17, 2017.

On December 31, 2017, none of our non-employee directors who served as directors during 2017 held options to purchase our common stock. As of December 31, 2017, our non-employee directors held restricted shares of our common stock which had not yet vested in the following amounts: Mr. O’Brien, 3,000; Mr. G. Borba, Jr., 3,000; Mr. Del Guercio, 3,000; Mr. Guerra 3,000; Ms. Kan, 11,000; Ms. Leslie, 9,000; and Mr. Oswalt, 7,000.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee has ever been an officer or employee of CVB Financial Corp. or any of its subsidiaries. During the last fiscal year, none of our executive officers served on the board of directors or on the compensation committee of any other entity, any officers of which served on either our Board or our Compensation Committee. We do not believe that any current member of our Compensation Committee has a relationship with the Company that would compromise such member’s ability to be independent of management.

Certain Relationships and Related Transactions

Some of the directors and executive officers of CVB Financial Corp. and/or their associates were customers of, and had loans, deposits and commitments with Citizens Business Bank in the ordinary course of its business during 2017, and we expect such transactions will continue in the future. All of these loans, deposits and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness who were not related to the Company with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.

Policies and Procedures for Approving Related Person Transactions

CVB Financial Corp. has a Related Party Transaction Policy which prescribes policies and procedures for approving a “Related Party Transaction.” The term “Related Party Transaction” is defined as a transaction or arrangement (or any series of similar transactions or arrangements) in which CVB Financial Corp. (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect interest. “Related Party” is defined as:

•	Any person who is, or at any time since the beginning of CVB Financial Corp.’s last fiscal year was, a director or NEO of CVB Financial Corp. or a nominee to become a director of CVB Financial Corp.;

•	Any person who is known to be the beneficial owner of more than 5% of any class of CVB Financial Corp.’s voting securities;
•	Any immediate family member of any of the foregoing persons, who might control or influence such person, or be controlled or influenced by such person, which would normally include any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, NEO, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, NEO, nominee or more than 5% beneficial owner; and
•	Any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The procedures exclude from coverage loans made by Citizens Business Bank if the loan (a) is made in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, (c) did not involve more than the normal risk of collectability or present other unfavorable features, and (d) is otherwise made pursuant to the Company’s applicable policies and applicable law for extension of credit to Related Persons. In the case of such loans, the procedures set forth in the policies and procedures applicable to such loans shall be followed rather than the procedures set forth in the Related Person Transaction Policy.

The Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving Related Person Transactions. In evaluating Related Person Transactions, the Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including

•	The benefits to CVB Financial Corp.;
•	The impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;
•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to our employees generally.

No member of the Audit Committee may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members or affiliated entities is the Related Person. The Audit Committee or the Chair may approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of CVB Financial Corp. and its shareholders, as the Audit Committee determines in good faith. The Chair is required to report to the Audit Committee at the next Audit Committee meeting any approvals made pursuant to delegated authority.

In the event CVB Financial Corp.’s Chief Executive Officer or Chief Financial Officer becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under the policy, the following procedures apply: (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Chair promptly, and the Committee or Chair will consider all of the relevant facts and circumstances, including those items listed above. Based on the conclusions reached, the Audit Committee shall evaluate all options, including ratification, amendment or termination of the Related Person Transaction; and (b) if the transaction is completed, the Audit Committee will evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate, and shall request that the Chief Financial Officer evaluate CVB Financial Corp.’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to these procedures are recommended.

Stock Ownership

Who Are the Largest Owners of CVB Financial Corp.’s Stock?

The following table shows the beneficial ownership of common stock by those persons we know to be the beneficial owners of more than 5% of the outstanding shares of common stock of CVB Financial Corp., based on information those persons have filed with the SEC on Schedule 13G. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial Corp.’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within sixty (60) days of the date selected for reference purposes below.

Name	Address	Common Stock Beneficially Owned
		Number of Shares	Percent of Class(1)

BlackRock, Inc.	55 E. 52nd Street New York, NY 10022	13,116,215(2)	11.9%

The Vanguard Group	100 Vanguard Boulevard Malvern, PA 19355	10,171,886(3)	9.2%

FMR LLC	245 Summer Street Boston, MA 02210	8,236,197(4)	7.5%

Neuberger Berman Group LLC; Neuberger Berman Investment Advisors LLC	605 Third Avenue New York, NY 10158	7,430,556(5)	6.7%

The George Borba Family Trust (“Borba Family Trust”); The Borba Children’s Holding Trust (“Borba Children’s Trust”); George A. Borba, Jr., individually and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust and the Borba Children’s Trust; Linda B. Gourdikian, individually, and as co-trustee (with shared voting and dispositive power) of the Borba Family Trust, the Borba Children’s Trust and the Gourdikian Family Trust; and Dolores A. Borba, as beneficiary of the Borba Family Trust (collectively, the “Borba family group”)	701 N. Haven Avenue, Suite 350 Ontario, CA 91764	6,971,131(6)	6.3%

(1)	The “Percent of Class” calculation in the table was made using (x) the number of shares reported as beneficially owned in the applicable Schedule 13G filing and (y) the number of shares of our common stock outstanding on March 29, 2018, which was 110,259,046 shares.
(2)	This information is based on a Schedule 13G filed by BlackRock, Inc. on January 19, 2018. BlackRock, Inc. has sole voting power over 12,902,021 shares and sole dispositive power over all 13,116,215 shares. BlackRock, Inc. holds the shares in the ordinary course of business.
(3)	This information is based on a Schedule 13G/A filed by The Vanguard Group on February 8, 2018. The Vanguard Group has sole voting power over 113,847 shares, shared voting power over 12,133 shares, shared dispositive power over 116,899 shares, and sole dispositive power over 10,054,987 shares. The Vanguard Group holds the shares in the ordinary course of business.
(4)	This information is based on a Schedule 13G filed by FMR LLC (Fidelity Management and Research) on February 13, 2018. FMR LLC has sole voting power over 93,063 shares and sole dispositive power over all 8,236,197 shares. FMR LLC holds the shares in the ordinary course of business.

(5)	This information is based on a Schedule 13G/A filed by Neuberger Berman Group LLC on February 15, 2018. Neuberger Berman Group LLC has shared voting power over 7,388,631 shares and shared dispositive power over all 7,430,556 shares. Neuberger Berman Group LLC holds the shares in the ordinary course of business.
(6)	This information is based on a Schedule 13G/A filed by the Borba family group on February 8, 2018 and includes the following items: (i) 4,599,439 shares owned by the Borba Family Trust; (ii) 2,277,000 shares owned by the Borba Children’s Trust; (iii) 18,520 shares owned by George A. Borba, Jr. individually (which total includes 288 shares held by Mr. Borba as custodian for minor children); (iv) 28,547 shares owned by Mr. Borba’s sister, Linda B. Gourdikian, individually; and (v) 47,625 shares owned by the Gourdikian Family Trust. In computing the percentage of shares beneficially owned, any shares which Mr. Borba, Ms. Gourdikian, the Borba Family Trust or the Borba Children’s Trust has a right to acquire within sixty (60) days after March 29, 2018 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by the Borba family group, but are not deemed outstanding for the purpose of computing percentages of shares beneficially owned by the other shareholders in this table. Mr. Borba and Ms. Gourdikian have disclaimed beneficial ownership of the shares held by each other, the Borba Family Trust and the Borba Children’s Trust, except to the extent of their respective distributable interests in the Borba Children’s Trust.

How Much Stock Do CVB Financial Corp.’s Directors and Officers Own?

The following table shows the beneficial ownership of CVB Financial Corp.’s common stock as of March 29, 2018, by (i) each director, all of whom are also nominees for director, (ii) those persons serving as our named executive officers in 2017 and (iii) by all directors and current executive officers as a group.

	Common Stock Beneficially Owned

Name	Number of Shares(1)	Percent of Class(2)

George A. Borba, Jr.(3)(4)	6,897,959	6.3%
Director and Nominee

Stephen A. Del Guercio(4)	22,000	*
Director and Nominee

Rodrigo Guerra, Jr.(4)	6,000	*
Director and Nominee
Anna Kan(4)	20,660	*
Director and Nominee

Kristina M. Leslie(4)	16,000	*
Director and Nominee

Christopher D. Myers(5)	440,052	*
President, Chief Executive Officer, Director and Nominee

Raymond V. O’Brien III(4)	28,000	*
Chairman of the Board and Nominee

Hal W. Oswalt(4)	26,000	*
Director and Nominee

David A. Brager	48,733	*
Executive Vice President, Sales Division Manager

David F. Farnsworth(6)	12,248	*
Executive Vice President, Chief Credit Officer

David C. Harvey(7)	45,902	*
Executive Officer, Chief Operations Officer

E. Allen Nicholson(8)	23,000	*
Executive Vice President, Chief Financial Officer

Current Directors and Executive Officers as a Group(9)	7,586,554	6.9%
(12 persons)

*	Less than 1%.
(1)	Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.
(2)	The percentage for each of these persons or group is based upon the total number of shares of CVB Financial Corp.’s common stock outstanding as of March 29, 2018, which was 110,259,046 plus the shares which the respective individual or group has the right to acquire within sixty (60) days after March 29, 2018, by the exercise of stock options. In computing the percentage of shares beneficially owned by each person or group of persons, any shares which the person (or group) has a right to acquire within sixty (60) days after March 29, 2018 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person (or group), but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)	Represents 4,599,439 shares held by the Borba Family Trust, 2,277,000 shares held by the Borba Children’s Trust, of which Mr. Borba is co-trustee (with shared voting and dispositive power) and as to which Mr. Borba disclaims beneficial ownership, except to the extent of his distributable interest in the Borba Children’s Trust; 21,520 shares which Mr. Borba owns outright, of which 288 shares held by Mr. Borba as custodian for minor children.
(4)	Includes 3000 shares of restricted stock which each of our directors, other than Mr. Myers, was granted on March 21, 2018, which award is scheduled to vest one year after the grant date.
(5)	Includes 92,716 shares which Mr. Myers may acquire within 60 days after March 29, 2018, by the exercise of stock options.
(6)	Includes 3,000 shares which Mr. Farnsworth may acquire within 60 days after March 29, 2018 by the exercise of stock options.
(7)	Includes 10,000 shares which Mr. Harvey may acquire within 60 days after March 29, 2018, by the exercise of stock options.
(8)	Includes 3,000 shares which Mr. Nicholson may acquire within 60 days after March 29, 2018 by the exercise of stock options.
(9)	Includes 108,716 shares which members of the group may acquire within 60 days after March 29, 2018, by the exercise of stock options.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of CVB Financial Corp.’s equity securities, to file reports of ownership and changes in ownership with the SEC. The SEC requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.

Based solely on our review of these reports and of certifications furnished to us, we believe that, during the fiscal year ended December 31, 2017, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

THE BOARD RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES FOR DIRECTOR

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have selected KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018. The Audit Committee appoints our independent auditors. KPMG LLP has served as our independent registered public accountants since July 5, 2007. We believe KPMG LLP has provided audit services at customary rates and terms.

Principal Auditor’s Fees

The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by KPMG LLP, which acted as our independent registered public accountants for the fiscal years ended December 31, 2017 and 2016, were as follows:

	2017 ($)	2016 ($)
Audit Fees(1)	1,291,059	1,342,575
Audit-related Fees(2)	—	—
Tax Fees(3)	—	94,600
All Other Fees(4)	—	—
Total	1,291,059	1,437,175

(1)	Audit Fees consisted of fees and out-of-pocket expenses for the audit of CVB Financial Corp.’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in CVB Financial Corp.’s quarterly reports.
(2)	Audit-related Fees consisted of any fees billed for professional assurance and related services other than those noted in footnote (1) above.
(3)	Tax Fees consisted of fees billed for the preparation of federal and state income tax returns, including amended tax returns, tax planning and tax advice.
(4)	All Other Fees consisted of any fees for other non-audit services.

The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by KPMG LLP were pre-approved by our Audit Committee. The Audit Committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and CVB Financial Corp.’s Chief Financial Officer must submit a request to the Audit Committee including the reasons why the proposed service is consistent with the SEC’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Audit Committee has considered whether other non-audit services are compatible with maintaining the independence of KPMG LLP.

Representatives of KPMG LLP will be present at our annual meeting. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial Corp. and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE SELECTION OF KPMG LLP AS CVB FINANCIAL CORP.’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2018

PROPOSAL 3:

ADVISORY (NON-BINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that we permit a non-binding, advisory vote on the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this proxy statement.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our named executive officers to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Accordingly, we ask our shareholders to indicate their support for our compensation practices for our named executive officers and vote for the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

This vote is advisory, which means that the vote on executive compensation is not binding on CVB Financial Corp., our Board of Directors or the Compensation Committee of the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Your advisory vote will not be construed (i) as overruling a decision by CVB Financial Corp. or the Board of Directors, (ii) to create or imply any change to the fiduciary duties of CVB Financial Corp. or the Board, (iii) to create or imply any additional fiduciary duties for CVB Financial Corp. or the Board, or (iv) to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 4:

APPROVAL OF 2018 EQUITY INCENTIVE PLAN

The Board of Directors is asking our shareholders to approve the CVB Financial Corp. 2018 Equity Incentive Plan (the “2018 Plan”) and the performance measures that may be used to grant performance-based awards under the 2018 Plan. The 2018 Plan is designed to replace our 2008 Equity Incentive Plan (the “2008 Plan”), which is expiring on April 11, 2018.

The Board believes that the 2018 Plan is important for attracting and retaining well-qualified employees and directors in a competitive labor market and that the 2018 Plan will provide a significant incentives for our employees, directors and independent contractors to increase the value of CVB Financial Corp. for all shareholders, which is essential to our long-term growth and success. The Board believes that the number of shares authorized under the 2018 Plan reflects an appropriate balance between providing us with the flexibility to offer an equity award program over a multi-year period and shareholder dilution considerations.

The 2008 Plan will remain in place for the issuance of equity compensation awards only until April 11, 2018. If approved, the 2018 Plan will become effective as of the date shareholder approval is received, which we expect to be the date of our annual shareholders meeting on May 23, 2018. The 2018 Plan authorizes the grant of awards relating to up to 9 million shares of our Common Stock, less any shares subject to awards granted under the 2008 Plan on or after January 1, 2018, plus any shares returned upon cancellation of awards outstanding under the 2008 Plan on or after January 1, 2018. No equity grants have been made or will be made under the 2018 Plan unless and until shareholder approval is received. Upon shareholder approval of the 2018 Plan, no further awards will be made under the 2008 Plan; however, awards previously granted and outstanding under the 2008 Plan will continue to be governed by the terms of the 2008 Plan.

Summary of the 2018 Plan

The principal features of the 2018 Plan are described below. However, this summary of the 2018 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2018 Plan document, which is attached to this Proxy Statement as Exhibit A.

Administration. The 2018 Plan will be administered and interpreted by the Compensation Committee of our Board, which is comprised of all seven of our non-employee directors, each of whom is a “non-employee director” within the meaning of applicable federal securities laws and is an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code prior to amendment by the Tax Cuts and Jobs Act of 2017. Subject to the provisions of the 2018 Plan, the Compensation Committee has full power and authority (a) to select the participants to whom awards will be granted, (b) to set the terms and conditions of the awards at initial grant and any subsequent revisions or changes to the terms and conditions of awards, including, but not limited to, changes to, or removal of restrictions on, outstanding awards relating to vesting, restriction periods and exercise periods, (c) to interpret the Plan, (d) to adopt rules for the administration, interpretation and application of the Plan and (e) to interpret, amend or revoke any such rules.

Types of Awards. Our 2018 Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards, which include incentive stock options, nonqualified stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), and other stock-based awards, briefly summarized as follows:

•	Incentive Stock Options or Nonqualified Stock Options. Options entitle the participant to purchase shares of our Common Stock over time for an exercise price fixed on the date of the grant. The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of the grant. The exercise price may be paid in cash, by the transfer of shares of our Common Stock meeting certain criteria, by the sale through a broker of a portion of the shares acquired upon exercise, by applying the value of a portion of the shares acquired upon exercise and issuing only the net balance of the shares, or by a combination of these methods. The participant has no rights as a shareholder with respect to any shares covered by the option until the option vests and is exercised by the participant and shares are issued by us.
•

Stock Appreciation Rights. SARs entitle the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date either in cash or in the form of shares of our Common Stock. For cash-settled SARs, the participant will have no rights as a shareholder. For stock-settled SARs, the participant will have no rights as a shareholder with respect to any shares covered by the SAR until the award vests and is exercised by the participant and we issue the shares.

•	Restricted Stock and Restricted Stock Units. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. RSUs provide for the issuance of shares of our Common Stock at a later date or event upon vesting in accordance with terms and conditions established by the Compensation Committee. Shares of restricted stock and RSUs that do not satisfy vesting conditions are subject to forfeiture. In either case, the vesting conditions may be based on continued employment (or other service) with us and our affiliates and/or achievement of performance goals. Unless otherwise provided in the applicable award agreement, a participant granted restricted stock will have the rights of a shareholder for the Common Stock subject to restrictions, including voting and dividend rights, but not the right to sell or transfer the shares. A participant granted RSUs does not have shareholder rights until shares are issued, if at all, but may be granted dividend equivalent rights prior to issuance of shares.
•	Other Stock-Based Awards. Other stock-based awards permitted under our 2018 Plan include awards that may be settled in cash or in shares of our Common Stock and are valued in whole or in part by reference to shares of our Common Stock.

Eligibility. All of our employees, officers, directors and independent contractors will be eligible to participate in the 2018 Plan. All participants may receive all types of awards under the 2018 Plan, except that incentive stock options may be granted only to employees (including officers and directors who are also employees). The Compensation Committee determines which persons eligible to participate will receive awards and the terms of their individual awards.

On March 1, 2018, we had approximately 855 employees (including officers and directors who are also employees) and eight non-employee directors who would have been eligible to participate in the 2018 Plan. The actual number of persons who will receive awards from time to time cannot be determined in advance because the Compensation Committee has the discretion to select the award recipients.

Maximum Shares Reserved. The maximum number of shares of our Common Stock available for issuance under the 2018 Plan will be 9 million shares. This includes the maximum number of shares that may be granted as incentive stock options under the 2018 Plan, which also will be 9 million shares.

Shares issued with respect to restricted stock awards, RSUs and other “full value” awards granted under the 2018 Plan are counted against the 2018 Plan’s maximum share limit as two shares for every one share actually issued in connection with the award. Shares issued with respect to stock options and stock appreciation rights are counted as one share against the maximum share limit. For example, if 100 shares of restricted stock are granted under the 2018 Plan, 200 shares will be counted against the 2018 Plan’s maximum share limit for that award.

The following additional rules apply for counting shares against the maximum share limit under the 2018 Plan:

•	Shares of stock underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) and shares that are forfeited or repurchased by the Company for an amount not greater than the participant’s exercise or purchase price will be added back to the shares of stock available for issuance under the 2018 Plan on the same basis (either two-for-one or one-for-one) as such shares were charged against the maximum share limit upon grant.
•	Shares tendered or held back upon exercise of an option or settlement of a stock appreciation right to cover the exercise price or tax withholding will count against the limit and will not be available for future issuance under the 2018 Plan.

•	Shares tendered or held back upon the vesting or settlement of any restricted stock, RSUs, and other full value stock-based awards to cover tax withholding will be added back to the shares available for grant under the 2018 Plan.
•	Upon exercise of stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the 2018 Plan.

Individual Annual Maximums. No participant may be granted any stock options, any SARs and/or any performance-based restricted stock, RSUs or other stock-based awards under the 2018 Plan during any calendar year relating in the aggregate to more than 500,000 shares of our Common Stock. “Full value” awards are not counted as two shares for every one share issued for purposes of this individual annual limitation.

If an award is canceled, the shares subject to the canceled award will continue to be counted against the maximum number of shares for which awards may be granted to the recipient of the award in the year of grant, and any replacement award granted to such participant also will count against such limit.

In addition to the above limits, in order to provide a meaningful and specific limit on the compensation that may be provided to non-employee directors under the 2018 Plan, the maximum aggregate value of awards granted under the 2018 Plan and cash compensation payable to any non-employee director in any one calendar year may not exceed $300,000 (other than for extraordinary services), as determined for our financial accounting purposes as of the date of grant.

Terms of Awards. The Compensation Committee will determine the types of awards to be granted from among those provided under the 2018 Plan and the terms of such awards, including the number of shares of our Common Stock or other securities underlying the awards; restrictions and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and SARs, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which for options and SARs may not be more than 10 years after the grant date.

Performance-Based Awards. Vesting and/or exercise of awards under the 2018 Plan may be made subject to the satisfaction of financial criteria or other objective performance measures. Such performance conditions on awards to our Chief Executive Officer and certain of our other executive officers may be established and administered in accordance with the requirements for awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code prior to its amendment by the Tax Cuts and Jobs Act of 2017, to the extent that such requirements may continue to apply to the deduction of performance-based compensation under California tax laws that refer to Section 162(m) of the Internal Revenue Code prior to its amendment. See below “Federal Tax Aspects — Tax Consequences to the Company — Section 162(m) Limitation.”

The specific performance measures listed in the 2018 Plan that the Compensation Committee may use in granting awards intended to qualify as “performance-based compensation” are the following:

total loans; loan growth; total deposits; total trust assets; fee income; demand deposits; business loans (or any other subgroup of total loans); operating efficiency; net interest margin; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total stockholder return; net income; pre-tax income; operating profit margin; net income margin; cash flow; book value; earnings per share; earnings growth; fee income; new trust assets; new trust fees; trust revenue; nonperforming assets to assets ratio; efficiency ratio; investment services earnings; investment services revenue; stock price earnings ratio; earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue.

As established by the Compensation Committee, these performance criteria may be measured either in absolute terms or compared to results of a peer group and may be measured at a business unit level or other Company-specific basis specified by the Compensation Committee. Achievement of any such performance goal shall be measured over performance periods of up to ten years. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may grant performance-based awards that are not based on these criteria or otherwise are not intended to, and do not, meet these requirements.

No Repricing. Without the prior approval of our shareholders, options and SARs granted under the 2018 Plan may not be repriced, replaced, regranted or amended to reduce the exercise price, and any options and SARs with exercise prices greater than current fair market value may not be canceled in exchange for cash or any other award under the Plan.

Transferability of Awards. Awards under the 2018 Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant’s lifetime, only by the participant. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the participant or the participant’s estate or legal representative or guardian. The Compensation Committee has discretion, however, to permit the transfer by gift of awards other than incentive stock options to a participant’s immediate family members or to trusts or partnerships for their benefit or to foundations that they control.

Adjustments and Substitute Awards. The aggregate and individual share limits and the number and kind of shares available under the 2018 Plan, and the shares subject to any outstanding awards, as well as the exercise or purchase prices of such awards, are subject to adjustment in the event of certain reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, combination or other similar change in our capital stock or the number or kind of shares outstanding.

In the event we acquire another entity, the 2018 Plan provides for the issuance of substitute equity awards for existing equity compensation of the acquired company, which do not count against the 2018 Plan aggregate share limit.

Change in Control. If the Company undergoes a change in control, which includes certain corporate transactions such as a merger, reorganization or consolidation resulting in a change in majority ownership, a sale of substantially all of our assets, a sale of more than 50% of our stock, a liquidation or dissolution of the Company, or a change in the majority of directors on our Board during a 12-month period, then all awards outstanding under the 2018 Plan will become fully vested and exercisable, and all such awards will terminate unless provision is made for the assumption, substitution or other continuation of outstanding awards. Options and SARs that are not assumed, substituted or otherwise continued will become exercisable upon such event and terminate if not exercised; provided, however, that we may provide for the cash out or exchange of such awards in connection with such an event.

Clawback of Awards. Awards granted to an executive officer of the Company under the 2018 Plan will be subject to recovery or clawback if the Compensation Committee later determines either (i) that financial results used to determine the amount of that award must be materially restated and that the executive officer engaged in fraud or intentional misconduct related thereto or (ii) that recovery or repayment of the award is required by the Sarbanes-Oxley Act or other applicable law. In addition, the Compensation Committee may provide that any award, including any shares subject to or issued under an award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

Amendment and Termination. The Board may amend or terminate the 2018 Plan at any time, provided that any such amendment or termination may not adversely affect any awards then outstanding without the participant’s consent. Amendments to increase the number of shares of Common Stock available for awards under the 2018 Plan, amendments to alter or delete the shareholder approval requirement for repricing options and SARs, and any other material amendments of the 2018 Plan will be subject to shareholder approval, including amendments for which shareholder approval is required by applicable laws, regulations or stock exchange rules. No awards will be granted under the 2018 Plan after May 22, 2028, and no incentive stock options may be granted under the 2018 Plan after February 20, 2028.

Federal Tax Aspects

The following is a general discussion of certain U.S. federal income tax consequences relating to certain of the awards that may be issued under the 2018 Plan, based on U.S. federal income tax laws in effect on the date of this Proxy Statement. This discussion is general in nature only, and is not intended to be specific income tax advice on which we or any participant will rely. This summary does not describe all of the possible federal income tax consequences that could result from the acquisition, holding, exercise or disposition of any award or of any shares of Common Stock received pursuant to any award granted under the 2018 Plan. This summary does not describe any state, local or foreign tax consequences or any gift, estate or excise tax consequences, other than the Company’s deduction of performance-based compensation under California tax laws that are conformed to former U.S. federal income tax laws.

Tax Consequences to Participants.

Incentive Stock Options. A participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements, although any gains realized upon the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a participant must exercise the option not later than three (3) months after he or she ceases to be our employee (one (1) year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, a participant will be taxed on the difference between his or her basis in the shares (which is typically the option exercise price) and the net proceeds of the sale at capital gain rates on the sale of the shares.

If the employment requirement is not met, the option will be taxed as a nonqualified stock option at time of exercise. If a participant disposes of shares of our Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, that participant generally will recognize ordinary income as of the date of disposition equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the selling price and the exercise price.

Nonqualified Stock Options. In general, a participant will not recognize income at the time a nonqualified stock option is granted. At the time of exercise of the option, the participant will recognize ordinary income if the shares are not then subject to a substantial risk of forfeiture. The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of our Common Stock on the date of exercise. At the time of the sale of the shares of our Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced tax rates if the participant has satisfied applicable holding period requirements.

Stock Appreciation Rights. In general, a participant will not recognize income at the time a stock appreciation right is granted. Upon exercise of the right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price, whether such amount is payable in cash or in shares of Common Stock. If the participant receives such excess value in Common Stock, any additional gain or any loss recognized upon later disposition of any shares received on exercise will be capital gain or loss.

Restricted Stock. In general, a participant will not have taxable income upon the grant of restricted stock. Instead, at the time the participant holds stock free of any substantial risk of forfeiture, the participant will recognize ordinary income equal to the fair market value (on that date) of the shares or other property less any amount paid. Alternatively, the participant may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of grant of restricted stock, an amount equal to the fair market value (on the grant date) of the restricted stock less any amount paid. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses with the basis for this purpose equal to the fair market value of the shares at the end of the restriction period (or on the date of receipt of the restricted stock, if the participant elects to be taxed upon grant). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted stock upon transfer, in which case they will be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Stock Units. A participant will normally not recognize taxable income upon an award of restricted stock units. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received.

Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will be taxed as ordinary income to the participant.

Tax Withholding. Ordinary income recognized on exercise of nonqualified stock options and stock appreciation rights and on vesting of restricted stock, restricted stock units and other similar awards is subject to income and employment tax wage withholding, unless the participant is a non-employee director or independent contractor. The Compensation Committee may allow a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by payment in cash, withholding from the participant’s other compensation, electing to have shares withheld, and/or delivering to us already-owned shares of our Common Stock.

Section 409A. A participant receiving an award that is subject to, but fails to comply with, the deferred compensation requirements of Section 409A of the Internal Revenue Code (“Section 409A”) may be subject to a penalty tax of 20% of the income from such award plus interest charges, in addition to ordinary income tax. Failure to comply with Section 409A also may result in an acceleration of the timing of income taxation of such awards. Awards granted under the 2018 Plan are intended to be exempt from or to comply with the rules of Section 409A.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income as described above, we will generally be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and the deduction is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code and the regulations thereunder contain special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to certain of our other executive officers. The general rule is that compensation paid to any of these specified executives is deductible only to the extent that it does not exceed $1 million in any tax year. Prior to 2018, certain “performance-based compensation” was exempt from this $1 million limitation on deductibility, but this exemption from the limitation has been removed from Section 162(m) of the Internal Revenue Code and is no longer applicable for federal income tax deductibility purposes. However, the California Revenue and Taxation Code has not yet been conformed to this recent change to the Internal Revenue Code eliminating the exemption from this limitation for performance-based compensation. For this reason, we have included in the 2018 Plan provisions allowing us to grant awards that would qualify as “performance-based” under Section 162(m) of the Internal Revenue Code prior to its recent amendment. One of the requirements to qualify as performance-based compensation is that the compensation must be paid pursuant to a plan for which the material terms of the plan have been approved by shareholders. Provided that the 2018 Plan and the performance criteria in the 2018 Plan (listed above) are approved by our shareholders, we believe that options and stock appreciation rights granted under the 2018 Plan and restricted stock, restricted stock units, and other stock-based awards that vest based on such performance criteria should be considered to be performance-based for this purpose. Consequently (absent changes to California’s tax laws), deduction of such performance-based compensation would not be limited for California tax deduction purposes by the California tax law corresponding to Section 162(m) of the Internal Revenue Code. The Compensation Committee, in its discretion, may grant awards under the 2018 Plan to executive officers that do not qualify as “performance-based compensation.” Additionally, there can be no assurance that any awards under the Plan that are intended to qualify as performance-based compensation will so qualify.

Shareholder Dilution Considerations

The following table reflects the number of shares of our Common Stock that will be available for awards under the 2018 Plan in combination with awards outstanding under the 2008 Plan:

Number of shares that will be authorized for future grant after stockholder approval of the 2018 Plan[1]	9,000,000
Number of shares relating to outstanding stock options at 12/31/17	587,915
Number of shares outstanding relating to full-value awards at 12/31/17	376,204
Weighted average remaining term of outstanding options at 12/31/17	5.17 years
Weighted average exercise price of outstanding options at 12/31/17	$13.12

[1]	Grants of stock-based awards other than options or SARs will count against the authorization as 2.00 shares. The authorization will be reduced at the fungible ratio by the number of shares subject to awards granted under the 2008 Plan between December 31, 2017 and the date of shareholder approval of the 2018 Plan and will be increased at the fungible ratio by the number of shares subject to awards granted under the 2008 Plan that are forfeited or canceled after December 31, 2017.

To protect shareholder interests from the potential dilutive impact of equity awards, we actively manage our equity plan resources as effectively as possible, as indicated by the table below. The “unadjusted burn rate” for any particular fiscal year is the total number of shares of our Common Stock issuable under the equity-based awards granted in that fiscal year divided by our weighted average total number of shares of Common Stock issued and outstanding during that fiscal year.

Our unadjusted burn rates for the past three fiscal years are set forth in the following table:

Year	Stock Options Granted	Restricted Shares Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2017	11,500	73,000	84,500	109,409,301	0.08%
2016	122,000	166,000	288,000	107,282,000	0.27%
2015	83,000	97,000	180,000	105,715,000	0.17%
3-Year Average	72,167	112,000	184,167	107,468,767	0.17%

We anticipate that the 9 million shares under the 2018 Plan will give us flexibility to grant equity awards for the 10-year life of the 2018 Plan, accommodating anticipated grants relating to the hiring, retention and promotion of employees and for the compensation of non-employee directors and independent contractors. However, the total number of shares available under the 2018 Plan could be exhausted sooner based on any number of variables, including, without limitation, the value of our Common Stock, changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, the extent to which vesting conditions applicable to equity-based awards are satisfied, the need to attract, retain and incentivize key talent, the type of awards we grant, and how we choose to balance total compensation between cash and equity-based awards.

The inclusion of this information in this Proxy Statement should not be regarded as an indication that the assumptions used to determine the number of shares will be predictive of actual future equity grants. These assumptions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics with respect to certain equity-based awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the year ended December 31, 2017.

Plan Benefits

The future benefits or amounts that would be received under the 2018 Plan are discretionary and are therefore not determinable at this time. Similarly, the benefits or amounts which would have been received by or allocated to executive officers and our other employees for the last completed fiscal year if the 2018 Plan had been in effect cannot be determined. However, we expect that future awards under the 2018 Plan will be granted in a manner substantially consistent with the historical grant of awards under the 2008 Plan. All grants made in 2017 under the 2008 Plan to named executive officers are disclosed in the Summary Compensation Table. For information regarding the size and structure of awards made in the past, please see the disclosures in this Proxy Statement under “Grants of Plan-Based Awards” and “Outstanding Equity Awards.”

Market Value of Underlying Securities

Our Common Stock underlies all of the options and other awards to be made under the 2018 Plan. The market value of our Common Stock at the close of trading on March 29, 2018 was $22.64 per share.

Required Vote

Proposal 4 requires the affirmative vote of a majority of the shares of our Common Stock constituting a quorum present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF OUR 2018 EQUITY INCENTIVE PLAN,

INCLUDING THE PERFORMANCE MEASURES THAT MAY BE USED FOR

MAKING PERFORMANCE-BASED AWARDS UNDER THE PLAN

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What Is the Purpose of This Proxy Statement?

The purpose of this proxy statement is to solicit your vote at our 2018 annual meeting of shareholders. This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. The record date for those shareholders entitled to vote at the meeting is March 29, 2018. On the record date there were 110,259,046 shares of our common stock outstanding.

How Can I Access the Proxy Materials?

We follow the SEC’s notice and access rule. On or about our mailing date, we mailed our shareholders who are entitled to vote at the meeting a notice about the Internet availability of the proxy materials (the “Notice”). Along with the proxy statement, we also made available by Internet our 2017 Annual Report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Instructions on how to access the proxy materials over the Internet and to request a paper copy of the proxy materials, if desired, may be found in the Notice. We mailed to shareholders who have previously asked to receive paper copies of the proxy materials, a full set of the proxy materials, instead of the Notice. If you hold your CVB Financial Corp. shares in street name, and currently receive paper copies of our proxy materials, please refer to the information provided by your bank, broker or other holder of record for instructions on how to elect to receive only electronic copies of future proxy statements and annual reports.

How Do I Vote by Proxy?

You can vote by proxy whether or not you attend the annual meeting. Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•	To vote, follow the instructions printed on the Notice.
•	If you received a full set of proxy materials:
•	To vote by Internet, go to www.investorvote.com/CVBF and follow the instructions there. You will need the 15-digit number included on your proxy card.
•	To vote by telephone, dial the number listed on your proxy card. You will need the 15-digit number included on your proxy card.
•	To vote using the traditional proxy card, please sign and date the enclosed proxy card and return it promptly in the envelope provided.

To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 12 a.m., Pacific Daylight Time, on May 23, 2018. Voting by proxy will not affect your right to attend the annual meeting and vote if you desire to do so.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.

How Will My Proxy Be Voted?

If you properly complete your proxy card and we receive it in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If we receive an executed proxy card from you, on which you have not made specific choices with respect to the proposals, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all eight nominees for director;
•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for 2018.
•	“FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement; and;
•	“FOR” the approval of the 2018 Equity Incentive Plan, including the performance measures that may be used for making performance-based awards under such plan.

If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in the proxy’s own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.

How Many Votes Do I Have?

Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his or her intention to vote his or her shares cumulatively. Cumulative voting allows you to give one nominee as many votes as are equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. Our receipt of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

May I Change My Vote After I Have Voted?

Yes. Even after you have submitted your proxy, or cast your vote by telephone or Internet ballot, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial Corp.’s Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date, or cast a new vote by telephone or Internet. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Vote Is Required for Each Proposal?

The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD” authority to vote for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee.

Proposal 2 regarding the ratification of the appointment of our auditors, Proposal 3 regarding “Say-On-Pay,” and Proposal 4 regarding the 2018 Equity Incentive Plan each requires the approval of a majority of the shares represented and voting at the meeting, with affirmative votes constituting at least a majority of the required quorum.

Who Are Shareholders of Record Versus Beneficial Owners?

If you are a shareholder of record, CVB Financial Corp. has sent the Notice directly to you.

If your shares are held in street name, you are considered the “beneficial owner” of the shares. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, should have forwarded the Notice directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions on the proxy card or in the Notice.

What Constitutes a Quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the annual meeting with respect to such matter.

How Are Broker Non-Votes and Abstentions Treated?

“Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under applicable rules, brokers or other nominees may not exercise discretionary voting power on certain matters. Brokers or other nominees have discretionary voting power for Proposal 2 (approval of KPMG LLP as independent auditor), but not for Proposal 1 (election of directors), Proposal 3 (Say-On-Pay) or Proposal 4 (2018 Equity Incentive Plan). If you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposals 1, 3 or 4. It is therefore important that you provide instructions to your bank, broker, or other holder of record if your shares are held by a bank, broker, or other holder of record, so that your votes with respect to these proposals are counted.

Abstentions will have no effect on Proposals 1, 3 or 4 unless there are insufficient votes in favor of the proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against such proposals.

What Are the Costs of Solicitation of Proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing the Notice and any requested paper copies of this proxy statement and the materials used in this solicitation of proxies.

The proxies will be solicited through the mail, and as noted above, shareholders may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. We have retained the services of Georgeson, Inc. to serve as our proxy solicitor in connection with our annual meeting at an estimated cost of $8,500.

ANNUAL REPORT ON FORM 10-K

Together with this proxy statement, CVB Financial Corp. has distributed or made available via the Internet to each of its shareholders its Annual Report on Form 10-K for the year ended December 31, 2017, which includes the consolidated balance sheets of CVB Financial Corp. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of earnings and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017. If you did not receive the Annual Report on Form 10-K (or would like another copy), we will send it to you without charge.

The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K we have delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call (909) 980-4030 or write to:

Corporate Secretary

CVB Financial Corp.

701 North Haven Avenue, Suite 350

Ontario, California 91764

In addition, the SEC maintains an Internet site at http://www.sec.gov that contains information we file with the SEC.

PROPOSALS OF SHAREHOLDERS FOR 2019

If you wish to submit a proposal for consideration at our 2019 annual meeting of shareholders, you may do so by following the procedures prescribed in the Exchange Act and in our Bylaws. To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal no later than December 7, 2018, at the above address.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if CVB Financial Corp. (a) receives notice of the proposal before the close of business on February 20, 2019 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior to the close of business on February 20, 2019.

Notices of intention to present proposals at the 2019 annual meeting of shareholders should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Ontario, California 91764, and must comply with the provisions of our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

CVB FINANCIAL CORP.

Christopher D. Myers

President and Chief Executive Officer

Dated: April 6, 2018

Exhibit A

CVB FINANCIAL CORP.

2018 EQUITY INCENTIVE PLAN

(Effective                     , 2018)

CVB FINANCIAL CORP. hereby adopts the CVB FINANCIAL CORP. 2018 Equity Incentive Plan (“Plan”), as of the date that the Plan is approved by the Company’s shareholders pursuant to Section 11.3 below (“Plan Adoption Date”). Unless otherwise defined, terms with initial capital letters are defined in Section 2 below.

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock-Based Awards.

1.2 Purpose of the Plan The Plan is intended to attract, motivate and retain the following individuals: (a) employees of the Company or its Affiliates; (b) consultants who provide significant services to the Company or its Affiliates and (c) directors of the Company or any of its Affiliates who are not employees of the Company or any Affiliate. The Plan also is designed to encourage stock ownership by such individuals, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Act shall include such section, any valid rules or regulations promulgated under such section, and any comparable provisions of any future legislation, rules or regulations amending, supplementing or superseding any such section, rule or regulation.

2.2 “Administrator” means, collectively the Board, and/or one or more Committees, and/or one or more executive officers of the Company designated by the Board to administer the Plan or specific portions thereof; provided, however, that Awards to Non-Employee Directors may only be administered by the Board as a whole, and Awards to Section 16 Persons may only be administered by a Committee of Independent Directors.

2.3 “Affiliate” means any corporation or any other entity (including, but not limited to, Subsidiaries, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.4 “Applicable Law” means the legal requirements relating to the administration of Options, Restricted Stock, Restricted Stock Units, Stock-Based Awards and similar incentive plans under any applicable laws, including but not limited to federal and state employment, labor, privacy and securities laws, the Code, and applicable rules and regulations promulgated by the Nasdaq Stock Market, New York Stock Exchange, American Stock Exchange or the requirements of any other stock exchange or quotation system upon which the Shares may then be listed or quoted.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock-Based Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including the Grant Date.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Change in Control” means the occurrence of any of the following:

2.8.1 Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting capital stock, other than a group of two or more persons not (A) acting in concert for the purpose of acquiring, holding or disposing of such stock or (B) otherwise required to file any form or report with any governmental agency or regulatory authority having jurisdiction over the Company which requires the reporting of any change in control;

2.8.2 The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (whether by stock sale, merger, consolidation or otherwise);

2.8.3 The consummation of a liquidation or dissolution of the Company;

2.8.4 The consummation of a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation for the sole purpose of changing the Company’s jurisdiction of incorporation or (ii) a consolidation or merger of the Company in which the holders of the voting capital stock of the Company immediately prior to the consolidation or merger (other than Persons who are parties to such consolidation or merger and their respective Affiliates) hold at least fifty percent (50%) of the voting power represented by the Company’s then outstanding voting capital stock of the Company or the surviving entity (or its parent entity) immediately after the consolidation or merger; or

2.8.5 During any period of not more than twelve (12) consecutive months during which the Company continues in existence, not including any period prior to the effective date of this Plan, individuals who, at the beginning of such period, constitute the Board of Directors of the Company, and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause 2.8.2 or 2.8.4 of this subsection 2.8) whose appointment to the Board of Directors of the Company or nomination for election to the Board of Directors of the Company was approved by a vote of a majority of the Directors then still in office, either were Directors at the beginning of such period or whose appointment or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company.

Notwithstanding the foregoing, if any “payment” (as defined for purposes of Section 409A of the Code) to be made hereunder as a result of the occurrence one or more of the foregoing events would be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, then, as to such payment, such event shall constitute a Change in Control only if the event additionally constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” (as such terms are defined for purposes of Section 409A of the Code) of the Company.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means any committee appointed by the Board of Directors to administer the Plan.

2.11 “Company” means CVB Financial Corp. or any successor thereto.

2.12 “Consultant” means any consultant, independent contractor or other person who provides significant services to the Company or its Affiliates, or any employee or Affiliate of any of the foregoing, but who is neither an Employee nor a Director.

2.13 “Continuous Status” as an Employee, Consultant or Director means that a Participant’s employment or service relationship with the Company or any Affiliate is not interrupted or terminated. Continuous Status shall not be considered interrupted in the following cases: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If such reemployment is approved by the Company but not guaranteed by statute or contract, then such employment will be considered terminated on the ninety-first (91st) day of such leave and on such date any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. In the event a Participant’s status changes among the positions of Employee, Director and Consultant, the Participant’s Continuous Status as an Employee, Director or Consultant shall not be considered terminated solely as a result of any such changes in status.

2.14 “Director” means any individual who is a member of the Board of Directors of the Company or of an Affiliate of the Company.

2.15 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any individual who is a common-law employee of the Company or of an Affiliate.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or the base value from which the appreciation in value of a Share is determined upon exercise of a SAR.

2.18 “Fair Market Value” means, as of any date, provided Shares are listed on an established stock exchange or a national market system, including without limitation the Nasdaq Stock Market or the Nasdaq Capital Market, the Fair Market Value of a Share shall be the closing sales price for such stock as quoted on the exchange with the greatest volume of trading in Shares on the Grant Date of the Award. If no sales were reported on such Grant Date of the Award, the Fair Market Value of a Share shall be the closing price for the Company’s common stock as quoted on the exchange with the greatest volume of trading in Shares on the last market trading day with reported sales prior to the date of determination. In the case where the Company is not listed on an established stock exchange or national market system, Fair Market Value shall be determined by the Board in good faith in accordance with Code Section 409A and applicable Treasury regulations.

2.19 “Fiscal Year” means a fiscal year of the Company.

2.20 “Grant Date” means the date the Administrator approves the Award.

2.21 “Incentive Stock Option” means an option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Independent Director” means a Nonemployee Director who is (i) a “nonemployee director” within the meaning of Section 16b-3 of the 1934 Act, and (ii) “independent” as determined under the applicable rules of the NASDAQ, as any of these definitions may be modified or supplemented from time to time.

2.23 “Misconduct” shall include commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate) as determined in good faith by the Administrator and shall include, without limitation: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (c) misuse of any confidential, secret, privileged or non-public information relating to the Company’s (or any Affiliate’s) business, or (d) participating in a hostile takeover attempt of the Company or an Affiliate. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.24 “NASDAQ” means The NASDAQ Stock Market LLC.

2.25 “Nonemployee Director” means a Director who is not employed by the Company or an Affiliate.

2.26 “Nonqualified Stock Option” means an option to purchase Shares that is not designated as and/or does not meet the requirements of Section 422 of the Code to be an Incentive Stock Option.

2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28 “Participant” means an Employee, Consultant or Nonemployee Director who has an outstanding Award.

2.29 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award, which goals shall be specified in the agreement for such Award and upon which the vesting or settlement of such Award may be conditioned. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement, including without limitation goals tied to individual objectives and/or the Company’s (or a business unit’s) return on assets, return on shareholders’ equity, efficiency ratio, earnings per share, net income, or other financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”), with or without adjustments determined by the Administrator. The foregoing definition shall not be deemed to be inclusive of all Performance Goals for purposes of this Plan. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.30 “Period of Restriction” means the period during which Restricted Stock, RSUs or Stock-Based Awards are subject to restrictions that subject the Restricted Stock, RSUs or Stock-Based Awards to a substantial risk of forfeiture. Such restrictions may be based on the passage of time in which case the restrictions may lapse over the Period of Restriction, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator, in its discretion.

2.31 “Plan” means this CVB Financial Corp. 2018 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.32 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7. An Award of Restricted Stock constitutes a transfer of ownership of Shares to a Participant from the Company subject to restrictions against transferability, assignment, and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement. Vesting can be based on continued employment or service over a stated service period or the attainment of specified Performance Goals. If employment or service is terminated prior to vesting, the unvested restricted stock reverts back to the Company.

2.33 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 8. Restricted Stock Units constitute a right to receive Shares or their equivalent value in cash at a future time based on continued employment or service over a stated service period or the attainment of specified Performance Goals.

2.34 “Retirement” means an employee’s termination of employment with the Company and its Affiliates after the attainment of age 65 or attainment of age 55 and completion of 10 years of employment.

2.35 “Rule 16b-3” means the rule so designated promulgated under Section 16 of the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

2.36 “SEC” means the U.S. Securities Exchange Commission.

2.37 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.38 “Shares” means shares of common stock of the Company.

2.39 “Stock Appreciation Right” or “SAR” means the right granted to a Participant pursuant to Section 6 to receive a payment in either cash or Shares that is based upon the increase in Fair Market Value of a Share following the Grant Date.

2.40 “Stock-Based Award” means a right to or based upon Shares or their equivalent value granted to a Participant pursuant to Section 9.

2.41 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

ADMINISTRATION

3.1 The Administrator. The Administrator, if not the Board of Directors, shall be appointed by the Board of Directors from time to time.

3.2 Authority of the Administrator. It shall be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions and in accordance with Applicable Law. The Administrator, if the Board of Directors or a Committee, shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the following: (a) which Employees, Consultants and Directors shall be granted Awards; (b) the terms and conditions of the Awards at initial grant and any subsequent revisions or changes to the terms and conditions of Awards, including, but not limited to, changes to, or removal of restrictions on, outstanding Awards relating to vesting, Period of Restriction or exercisability periods, (c) interpretation of the Plan, (d) adoption of rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) interpretation, amendment or revocation of any such rules.

3.3 Decisions Binding. All determinations and decisions made by the Administrator shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by Applicable Law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment, as provided in Section 4.3, the total number of Shares initially available for issuance under the Plan shall be nine million (9,000,000) Shares, which also shall be the total number of Shares that may be issued under the Plan with respect to Incentive Stock Options. For purposes of determining the number of Shares available for issuance under this Section 4.1, the impact of any Award shall be determined by multiplying the number of Shares underlying such Award by the applicable multiplier below:

Type of Award	Multiplier

Restricted Stock, RSUs, and full value Stock-Based Awards	2.0

Options, Stock Appreciation Rights and other than full value Awards	1.0

Shares tendered or held back upon exercise of an Option or any Award other than a full value Share Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. Upon exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. Shares tendered or held back upon the vesting or settlement of any Restricted Stock, RSUs, and full value Stock-Based Awards to cover tax withholding shall be added back to the Shares available for issuance under the Plan based on the applicable multiplier set forth above. Shares issued under the Plan may be authorized but unissued Shares or reacquired Shares bought on the market or otherwise.

Shares pertaining to any awards granted under the CVB Financial Corp. 2008 Equity Incentive Plan (the “2008 Equity Plan”) on or after January 1, 2018, shall reduce the number of Shares available for issuance under this Section 4.1 based on the applicable multiplier set forth above corresponding to the type of any such awards granted under the 2008 Equity Plan. On and after the Plan Adoption Date, no further grants will be made under the 2008 Equity Plan, but Shares may continue to be issued under the 2008 Equity Plan pursuant to grants made prior to the Plan Adoption Date, which issuances of Shares will not reduce the number of Shares available for issuance under this Section 4.1.

4.2 Lapsed Awards. If any Award made under the Plan expires, or is forfeited or cancelled without having been exercised or settled in full, or if Shares are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall be added back to the Shares available for issuance under the Plan based on the applicable multiplier set forth in Section 4.1 and shall again be available for future Awards under the Plan. The add back provisions of the preceding sentence also shall apply to any awards under the 2008 Equity Plan that expire or are forfeited, cancelled or repurchased on or after January 1, 2018, and any Shares added back under such provisions shall be available for issuance and for future Awards under the Plan.

4.3 Adjustments in Awards and Authorized Shares. The number of Shares covered by the Plan, each outstanding Award, and the per Share exercise price of each such Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, recapitalization, spin-off, combination, reclassification, the payment of a stock dividend on the common stock or any other increase or decrease in the number of such Shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an Option or SAR.

4.4 Assumption or Substitution of Awards. The Board may, without affecting the number of Shares available pursuant to Section 4.1, authorize the issuance of Awards under this Plan in substitution or assumption of outstanding awards under the plan of another entity in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

4.5 Legal Compliance. Shares shall not be issued pursuant to the making or exercise of an Award unless the exercise of the Award and rights and the issuance and delivery of Shares shall comply with the Securities Act of 1933, as amended, the 1934 Act and other Applicable Law pertaining to, among other things, the issuance of Shares, excessive compensation, golden parachute payments and risk management, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Award made in violation hereof shall be null and void. This section shall not be interpreted to preclude the issuance of Awards that may have unfavorable tax consequences to the Company or a Participant, and, for purposes of this section, Applicable Law shall not include the Code or any other state or federal tax law.

4.6 Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

4.7 Limitation on Nonemployee Director Grants. No Nonemployee Director shall be granted Awards or receive cash compensation in any one calendar year having a value, as determined by the Company for financial reporting purposes, in excess of $300,000. For the purpose of the preceding sentence, cash compensation that is deferred shall be considered received in the year for which it was initially payable and any earnings on deferred amounts shall not be taken into account. In adopting and approving this Plan, the Board and the Company’s shareholders have considered that annual compensation to each Nonemployee Director of up to $300,000 is reasonable. The foregoing limit on Nonemployee Director compensation applies only to compensation for customary Board services, and does not apply to compensation for special Board services, for example, being chair or vice-chair of the Board, which shall be subject to the limit set forth in the next sentence of this section. The Board may make exceptions to this limit for individual Nonemployee Directors in extraordinary circumstances, so long as this section would not be violated if the $300,000 figure were instead $500,000, as the Board may determine in its sole discretion, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Nonemployee Directors.

SECTION 5

STOCK OPTIONS

The provisions of this Section 5 are applicable to Options granted to Employees, Consultants and Nonemployee Directors. Such Participants shall also be eligible to receive other types of Awards as set forth in the Plan.

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Administrator, in its discretion and subject to Sections 4.1, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. The Administrator shall determine the Exercise Price for each Option subject to the provisions of this Section 5.3.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the per Share exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

5.3.2 Incentive Stock Options. The grant of Incentive Stock Options shall be subject to the following limitations:

(a) The Exercise Price of an Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date;

(b) Incentive Stock Options may be granted only to persons who are, as of the Grant Date, Employees of the Company or a Subsidiary, and may not be granted to Consultants or Nonemployee Directors.

(c) To the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the Options to acquire Shares in excess of such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3.2(c), Incentive Stock Options shall be taken into account in the order in which they were granted. For purposes of this limitation, the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted; and

(d) In the event of a Participant’s change of status from Employee to Consultant or Nonemployee Director, an Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option three (3) months and one (1) day following such change of status.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer, and such Options may be granted with an Exercise Price less than the Fair Market Value of a Share on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

5.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, an Option that becomes exercisable based on the Participant’s Continuous Status as an Employee, Consultant or Nonemployee Director, must not become exercisable in whole or in part prior to the expiration of a one (1) year period of such Continuous Status following the Grant Date of such Option. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, RSUs and Stock-Based Awards that vest less than one (1) year from the Grant Date and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. Except as set forth in Section 10.1, in all cases involving termination of Continuous Status as an Employee, Director or Consultant (including, but not limited to, the reasons described in subsections (c), (d), (e) and (f) of Section 5.5.1), such Option shall be exercisable only to the extent the Participant was entitled to exercise it at the date of such termination.

5.5 Expiration of Options

5.5.1 Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each Option shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the Option set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), (f), or (g) below).

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised Options held by such Participant shall expire immediately upon receiving written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, reinstate the Options by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the Option only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, disability or death;

(d) Retirement. With the exception of Incentive Stock Options, in the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Retirement, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the case of an Incentive Stock Option, such Option shall be treated as an Incentive Stock Option until the last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee Director or Consultant due to Retirement and, thereafter, shall be treated as a Nonqualified Stock Option. If, at the time of Retirement, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan;

(f) Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the

Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan; or

(g) 10 Years from Grant. An Option shall expire no more than ten (10) years from the Grant Date; provided, however, that if an Incentive Stock Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, such Incentive Stock Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.5.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after an Option is granted, extend the exercise period that an Option is exercisable following a Participant’s termination of Continuous Service (recognizing in some such circumstances the Options would cease to be Incentive Stock Options); provided, however, in no event may any such extension extend beyond the stated expiration date of the Option.

5.6 Exercise and Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of any additional amount that the Administrator specifies is necessary for the Company to pay any required withholding taxes in accordance with Section 12.

5.6.1 Form of Consideration. Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Administrator, in its discretion, also may permit the exercise of Options and same-day sale of related Shares, exercise by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, “net exercise” by reducing the number of Shares otherwise issuable to a Participant upon exercise by the largest whole number of Shares having a Fair Market Value that does not exceed the exercise price and paying any remaining balance in cash, or by any other means which the Administrator, in its discretion, determines to provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. Such discretion may be exercised by the Administrator either in the Award Agreement or at any other time.

5.6.2 Delivery of Shares. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased and taxes required to be withheld, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted at any time and from time to time as determined by the Administrator in its discretion. The Administrator, in its discretion and subject to Section 4.1, shall determine the number of Shares subject to each SAR.

6.2 Award Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the SAR, the number of Shares to which the SAR pertains, any conditions to exercise the SAR, and such other terms and conditions as the Administrator, in its discretion, shall determine. The Award Agreement shall also specify whether the SAR is to be paid in cash or in Shares, or a specified combination of cash and Shares.

6.3 Exercise Price. The Administrator shall determine the Exercise Price for each SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, as determined by the Administrator.

6.4 Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions as set forth in the Award Agreement and conditions as the Administrator shall determine in its discretion. However, a SAR that becomes exercisable based on the Participant’s Continuous Status as an Employee, Consultant or Nonemployee Director, must not become exercisable in whole or in part prior to the expiration of a one (1) year period of such Continuous Status following the Grant Date of such SAR. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for earlier exercisability in the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for earlier exercisability and vesting of Awards that in the aggregate (including any Restricted Stock, RSUs and Stock-Based Awards that vest less than one (1) year from the Grant Date and Options exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. Except as set forth in Section 10.1, in all cases involving termination of Continuous Status as an Employee, Director or Consultant (including, but not limited to, the reasons described in subsections (c), (d), (e) and (f) of Section 6.5.1), such SAR shall be exercisable only to the extent the Participant was entitled to exercise it at the date of such termination.

6.5 Expiration of SARs

6.5.1 Expiration Dates. Unless otherwise specified in the Award Agreement, but in any event no later than ten (10) years from the Grant Date, each SAR shall terminate no later than the first to occur of the following events:

(a) Date in Award Agreement. The date for termination of the SAR set forth in the written Award Agreement;

(b) Termination of Continuous Status as Employee, Director or Consultant. The last day of the three (3)-month period following the date the Participant ceases his/her Continuous Status as an Employee, Director or Consultant (other than termination for a reason described in subsections (c), (d), (e), (f), or (g) below).

(c) Misconduct. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates because the Participant has performed an act of Misconduct as determined by the Administrator, all unexercised SARs held by such Participant shall expire immediately upon receiving written notice from the Company to the Participant; provided, however, that the Administrator may, in its sole discretion, reinstate the SARs by giving written notice of such reinstatement to Participant. In the event of such reinstatement, the Participant may exercise the SARs only to such extent, for such time, and upon such terms and conditions as if the Participant had ceased to be employed by or affiliated with the Company or a Subsidiary upon the date of such termination for a reason other than Misconduct, Disability or death;

(d) Retirement. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Retirement, the Participant may exercise his or her SAR at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). If, at the time of Retirement, the Participant was not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall immediately revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(e) Disability. In the event that a Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s Disability, the Participant may exercise his or her SAR at any time within twelve (12) months from the date of such termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan; or

(f) Death. In the event of the death of a Participant, the Participant’s SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the SAR by bequest or inheritance. If, at the time of death, the Participant was not entitled to exercise his or her entire SAR, the Shares covered by the unexercisable portion of the SAR shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the SAR by bequest or inheritance does not exercise the SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

6.5.2 Administrator Discretion. Notwithstanding the foregoing the Administrator may, after a SAR is granted, extend the exercise period that a SAR is exercisable following a Participant’s termination of Continuous Service; provided, however, in no event may any such extension extend beyond the stated expiration date of the SAR.

6.6 Exercise and Payment. SARs shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the SAR is to be exercised. Upon the exercise of a SAR, the Company shall pay the Participant an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. Except to the extent that the Award Agreement specifies otherwise, payment may be made in cash or in Shares, or a specified combination of cash and Shares, as determined by the Administrator in its discretion. Such payment shall be reduced by any amount that the Administrator determines is necessary for the Company to pay any required withholding taxes in accordance with Section 12, or if the payment is to be made in Shares, the Administrator may require, as a condition of exercise of the SAR, that the Participant pay to the Company any amount necessary for the Company to pay any required withholding taxes in accordance with Section 12.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares to be granted to each Participant and the purchase price, if any, to be paid by the Participant for such Shares. At the discretion of the Administrator, such purchase price may be paid by Participant with cash or through services rendered.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its discretion, shall determine. No Restricted Stock shall vest in whole or in part sooner than one (1) year following the Grant Date. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for the vesting of Restricted Stock in less than one (1) year following the Grant Date in the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Awards that in the aggregate (including any RSUs and Stock-Based

Awards that vest less than one (1) year from Grant Date and Options and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability. Except as provided in a Participant’s Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until expiration of the applicable Period of Restriction.

7.4 Other Restrictions. The Administrator, in its discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4, including, without limitation, provisions relating to expiration of restrictions.

7.4.1 General Restrictions. The Administrator may set restrictions based upon Continuous Status, the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

7.4.2 Legend on Certificates. The Administrator, in its discretion, may place a legend or legends on the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after expiration of the Period of Restriction. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.2 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant, subject to Applicable Law.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

7.8 Return of Restricted Stock to Company. On the date that any forfeiture event set forth in the Award Agreement occurs, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan. Such reverted Restricted Stock shall be credited back in accordance with Section 4.2 at the Restricted Stock multiplier set forth in Section 4.1.

7.9 Section 83(b) Election. The Administrator may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall promptly submit a copy of such election to the Company.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to such Employees, Directors and Consultants as the Administrator, in its discretion, shall determine. The Administrator shall determine the number of Shares that are to be covered by or issuable with respect to each Award of RSUs.

8.2 RSU Agreement. Each Award of RSUs shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares subject to the Award, the time and form of payment, whether in cash or in Shares, or a combination of cash and Shares, and such other terms and conditions as the Administrator, in its discretion, shall determine. No RSUs shall vest in whole or in part sooner than one (1) year following the Grant Date. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to provide for the vesting of RSUs in less than one (1) year following the Grant Date in the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates due to death or Disability or following a Change in Control, and to provide for vesting in less than one (1) year for a number of Awards that in the aggregate (including any Restricted Stock and Stock-Based Awards that vest less than one (1) year from Grant Date and Options and SARs exercisable less than one (1) year from Grant Date) are limited to a number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1. RSUs shall be similar to Restricted Stock Awards, except that no Shares are delivered to the Participant on the date of grant, but rather the Participant is granted the right to receive Shares, or cash based on the value of Shares, at a later time or event.

8.3 Nontransferability. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

8.4 Other Restrictions. The Administrator, in its discretion, may impose such vesting and other restrictions on RSUs as it may deem advisable or appropriate. The Administrator may set restrictions based upon Continuous Status, the achievement of specific Performance Goals (Company-wide, business unit, or individual), or any other basis determined by the Administrator in its discretion.

8.5 Payout of RSUs. Settlement of RSUs, either by delivery of Shares or payment of cash, shall be made as soon as practicable after expiration of the Period of Restriction, based upon the extent to which the applicable restrictions have been satisfied and the RSUs have been earned and vested. At such time, any Shares delivered shall be freely transferable by the Participant, subject to Applicable Law.

8.6 No Voting Rights. Participants shall have no voting rights with respect to RSUs, or with respect to any Shares subject thereto until the Period of Restriction has expired, applicable restrictions have been met and Shares have been issued.

8.7 Dividend Equivalents. During the Period of Restriction, Participants holding RSUs may, if the Administrator so determines, be credited with dividend equivalents with respect to the RSUs in a manner determined by the Administrator in its sole discretion. The Administrator may apply any restrictions to the right to receive or payment of dividend equivalents that the Administrator deems appropriate. The Administrator, in its sole discretion, may determine the form of payment of dividend equivalents, including cash, Shares, Restricted Stock, or RSUs and such dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Administrator in its sole discretion.

SECTION 9

STOCK-BASED AWARDS

9.1 Stock-Based Awards. The Administrator may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Administrator shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.2 Value of Stock-Based Awards. Each Stock-Based Award shall have a value based on the value of a Share, as determined by the Administrator, and may be subject to Performance Goals and other restrictions and conditions as the Administrator may establish in its discretion. If the Administrator exercises its discretion to establish Performance Goals, the number and/or value of Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

9.3 Earning of Stock-Based Awards. Subject to the terms of this Plan, a recipient of Stock-Based Awards shall be entitled to receive payout on the number and value of Stock-Based Awards earned by the Participant, to be determined as a function of the extent to which applicable Performance Goals, if any, have been achieved.

9.4 Form and Timing of Payment of Stock-Based Awards. Payment of earned Stock-Based Awards shall be as determined by the Administrator and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Administrator, in its sole discretion, may pay earned Stock-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Stock-Based Awards. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The determination of the Administrator with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to benefit from Stock-Based Awards following termination of the Participant’s Continuous Status. Such provisions shall be determined in the sole discretion of the Administrator shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however, that a Participant shall be required to have a period of Continuous Status of not less than one (1) year following the grant of the Stock-Based Award in order to benefit from it in whole or in part. Notwithstanding the foregoing sentence, the Administrator shall have the power and the discretion to reduce the required period of Continuous Status to a period of less than one (1) year in the event a Participant’s Continuous Status terminates due to death or Disability or following a Change in Control, and to provide for periods of Continuous Status that are less than one (1) year for a number of Awards that in the aggregate (including any Options and SARs exercisable less than one (1) year from Grant Date and Restricted Stock and RSUs that vest less than one (1) year from the Grant Date) pertain to a limited number of Shares that does not exceed five percent (5%) of the total number of Shares set forth in Section 4.1.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

9.7 Dividend Equivalents. At the discretion of the Administrator, Participants holding Stock-Based Awards may be entitled to receive or be credited with dividend equivalents corresponding to dividends declared with respect to the Shares. The Administrator, in its sole discretion, may determine the form of payment of dividend equivalents, including cash, Shares, Restricted Stock, or RSUs and such dividend equivalents may be subject to accrual, forfeiture, or payout restrictions as determined by the Administrator in its sole discretion.

SECTION 10

MISCELLANEOUS

10.1 Change In Control. Unless otherwise provided in the Award Agreement, in the event of a Change in Control, then (i) such Awards shall become fully exercisable as of the date of the Change in Control, whether or not otherwise then exercisable and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control. Upon the consummation of the Change in Control, except as otherwise determined by the Board of Directors, the Plan and any Award (or portion thereof) which is exercisable but not exercised shall terminate (with or without payment for such termination as determined by the Board) unless provision is made in connection with the Change in Control for assumption of the Plan and/or the Awards theretofore granted, or substitution for such Awards of new Awards covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the election of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

10.2 Notice. In the event of the proposed Change in Control, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Notwithstanding anything to the contrary contained in this Plan or in any Award Agreement, the Participant shall have the right, upon delivery of said Notice, to exercise his or her Award for a period not less than ten (10) days immediately prior to such Change in Control as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable, such exercise to be conditioned upon consummation of the Change in Control.

10.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. Unless otherwise provided by written contract, employment or service with the Company or any of its Affiliates is on an at-will basis only. Additionally, the Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which such Director or the Company may have to terminate his or her directorship at any time.

10.4 Participation. No Employee, Consultant or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.5 Limitations on Awards. No Participant shall be granted any Options, any SARs, and/or any Restricted Stock, RSUs and Stock-Based Awards subject to performance restrictions established under Section 10.11.1 in any Fiscal Year in which the maximum combined number of Shares that may be issued pursuant to all such Award(s) granted to such Participant in such Fiscal Year may exceed five hundred thousand (500,000) Shares; provided, however, that such limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 4.3. Restricted Stock, RSUs and Stock-Based Awards are not counted as two Shares for every one Share issued for purposes of this individual annual limitation.

10.6 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or, otherwise, sale or disposition of all or substantially all of the business or assets of the Company.

10.7 Beneficiary Designations. If permitted by the Administrator, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Administrator. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.8 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Administrator, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) transfer a Nonqualified Stock Option, Restricted Stock, RSU or Stock-Based Award by bona fide gift and not for any consideration to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

10.9 Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Award as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded or any blue sky or state securities laws.

10.10 Transfers Upon a Change in Control. In the sole and absolute discretion of the Administrator, an Award Agreement may provide that in the event of certain Change in Control events, which may include any or all of the Change in Control events described in Section 2.8, Shares obtained pursuant to this Plan shall be subject to certain rights and obligations, which include but are not limited to the following: (i) the obligation to vote all such Shares in favor of such Change in Control transaction, whether by vote at a meeting of the Company’s shareholders or by written consent of such shareholders; (ii) the obligation to sell or exchange all such Shares and all rights to acquire Shares, under this Plan pursuant to the terms and conditions of such Change in Control transaction; (iii) the right to transfer less than all but not all of such Shares pursuant to the terms and conditions of such Change in Control transaction, and (iv) the obligation to execute all documents and take any other action reasonably requested by the Company to facilitate the consummation of such Change in Control transaction.

10.11 Performance-Based Awards. Each Award Agreement for the grant of a performance-based Award shall specify the number of Shares underlying the Award, the Performance Period (as defined below) and the Performance Goals, and each agreement for the grant of any other Award that the Administrator determines to make subject to a Performance Goal similarly shall specify the applicable number of Shares, the Performance Period and the Performance Goal. As used herein, “Performance Period” means the period of time specified in an agreement for measuring performance against one or more Performance Goals under any Award that the Administrator determines to make subject to such Performance Goal(s) in determining the number of Shares that are to be earned under the Award.

10.11.1 Performance Goals. The Performance Goals for any performance-based Award, if deemed appropriate by the Administrator, shall be objective, and shall be based upon one or more of the following performance-based business criteria, either on a business unit or Company-specific basis or in comparison with peer group performance: total loans; loan growth; total deposits; total trust assets; fee income; demand deposits; business loans (or any other subgroup of total loans); operating efficiency; net interest margin; return on net assets; return on assets; return on equity; return on capital; return on revenues; asset turnover; economic value added; total stockholder return; net income; pre-tax income; operating profit margin; net income margin; cash flow; book value; earnings per share; earnings growth; fee income; new trust assets; new trust fees; trust revenue; nonperforming assets to assets ratio; efficiency ratio; investment services earnings; investment services revenue; stock price earnings ratio; earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue. Achievement of any such Performance Goal shall be measured over a period of years not to exceed ten (10) as specified by the Administrator in the agreement for the performance-based Award. For each such Award, the Administrator shall establish the targeted level or levels of performance for each such business criterion. The Administrator may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award under this Section 10.11, but may not exercise discretion to increase such amount, and the Administrator may consider other performance criteria in exercising such discretion. All determinations by the Administrator as to the achievement of Performance Goals under this Section 10.11 shall be made in writing. The Administrator may not delegate any responsibility under this Section 10.11. Notwithstanding the foregoing, the Administrator, in its sole discretion, may grant performance-based Awards that are not intended to, and do not, meet the requirements set forth in this Section 10.11.

10.12 Mandatory Deferral of Income. The Administrator, in its sole discretion, may require that one or more Award Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company with respect to all or part of any Award, a Participant’s receipt of the benefit relating to such Award that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant’s remuneration does not exceed the limit set forth in such provisions of the Code; provided, however, that such deferral does not violate Code Section 409A.

10.13 No “Re-Pricing” Without Shareholder Approval. Except as provided in Section 4.3, neither the Board nor any Administrator shall have the authority: (i) to reduce the Exercise Price or other purchase or strike price of any outstanding Option or SAR, or (ii) to cancel any outstanding Option or SAR that has an Exercise Price greater than the current Fair Market Value in exchange for cash or any other Award under the Plan (except in the event of a Change in Control), unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

10.14 Clawback of Awards.

10.14.1 Forfeiture under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, to the extent required by such Section 304, shall reimburse the Company for (a) the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the SEC, as the case may be, of the financial document embodying such financial reporting requirement, and (b) any profits received from the sale of securities of the Company during that 12-month period.

10.14.2 Repayment as a Result of Improper Conduct. If an Award has been paid to an executive officer of the Company or to his or her spouse or beneficiary, and the Administrator later determines either (a) that financial results used to determine the amount of that Award must be materially restated and that the executive officer engaged in fraud or intentional misconduct related thereto or (b) that recovery or repayment of the Award is required by Applicable Law, the Company will seek repayment or recovery, as appropriate, of the Award to the extent overpaid notwithstanding any contrary provision of the Plan. In addition, the Administrator may provide that any Award, including any Shares subject to or issued under an Award, is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

SECTION 11

AMENDMENT, SUSPENSION, AND TERMINATION

11.1 Amendment, Suspension, or Termination. Except as provided in Section 11.2, the Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Shareholder Approval of Amendments. The Company shall obtain shareholder approval of any Plan amendment (a) that would increase the number of Shares available for grants under Section 4.1 (other than adjustments pursuant to Section 4.3), (b) that would alter or delete Section 10.13, (c) for which and to the extent that shareholder approval is required to comply with the rules of the NASDAQ, the Exchange Act, or other Applicable Law, and (d) under such other circumstances as the Board may determine. The Plan may be amended without shareholder approval to provide for Awards that do not receive favorable tax treatment under Code Sections 162(m) or 422 or otherwise.

11.3 Plan Effective Date and Duration of Awards. The Plan shall be effective as of the Plan Adoption Date (upon the shareholders of the Company approving the Plan by the required vote), subject to Sections 11.1 and 11.2 (regarding the Board’s right to amend or terminate the Plan), and shall remain in effect thereafter. No Awards shall be granted under the Plan unless and until such shareholder approval is received. If the shareholders of the Company do not approve the Plan by the required vote within twelve months following the approval of the Plan by the Board, the Plan shall not become effective and shall immediately terminate. Without further shareholder approval, no Award may be granted under the Plan more than ten (10) years after the Plan Adoption Date, and no Incentive Stock Option may be granted under the Plan more than ten (10) years after the earlier of the Plan Adoption Date and the date of approval of the Plan by the Board.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or the release of Shares from escrow arrangements or removal of legends, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Administrator, in its discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made; provided, however, in the case that Shares that would otherwise be issued to the Participant are withheld by the Company to satisfy the tax withholding, the Shares applied to such tax withholding shall have a Fair Market Value that is no greater than the maximum statutory federal, state or local tax rates that could apply to the Award in the jurisdictions applicable to the Participant on the date that the amount of tax to be withheld is to be determined, or such other limitation as may be required by then applicable accounting rules and regulations to maintain favorable equity accounting treatment for the Award. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date taxes are required to be withheld.

SECTION 13

LEGAL CONSTRUCTION

13.1 Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful grant or any Award or the issuance and sale of any Shares hereunder, shall relieve the Company, its officers, Directors and Employees of any liability in respect of the failure to grant such Award or to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Citizens Business Bank

A Financial Services Company

CVB Financial Corp.

CitizensTrust™

701 N Haven Avenue | Ontario, CA 91764 | 909.980.4030 | cbbank.com

CVB Financial Corp.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Pacific Daylight Time, on May 23, 2018.
Vote by Internet
• Go to www.investorvote.com/CVBF
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. The return of an executed proxy grants the Board of Directors discretionary authority to cumulate votes.

1. Election of Directors:	01 - George A. Borba, Jr.	02 - Stephen A. Del Guercio	03 - Rodrigo Guerra, Jr.	+
	04 - Anna Kan	05 - Kristina M. Leslie	06 - Christopher D. Myers
	07 - Raymond V. O’Brien III	08 - Hal W. Oswalt

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For all nominees EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below:

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of appointment of KPMG LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2018.	☐	☐	☐	4.	To approve the 2018 Equity Incentive Plan.	☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).	☐	☐	☐	5.	Other business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any and all adjournments thereof. If any other matter is presented, your Proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

NOTE: Please sign as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 23, 2018:

The Proxy Statement, the 2017 Annual Report and the Form 10-K for the year ended December 31, 2017 are available at: www.cbbank.com/annualmaterials.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CVB FINANCIAL CORP.

REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 23, 2018

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint Christopher D. Myers, E. Allen Nicholson and Richard H. Wohl, or any of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2018 Meeting of Shareholders of CVB FINANCIAL CORP., which will be held at the Ontario Convention Center, 2000 E. Convention Center Way, Ontario, CA 91764, on Wednesday, May 23, 2018, at 8:00 a.m., local time, and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the Annual Meeting. I/we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the Notice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP, “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND “FOR” APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued and to be marked, dated and signed on the other side)